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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NPS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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550 Hill Drive, 3rd Floor
Bedminster, New Jersey 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2008 at 3:00 p.m. (ET)
at
The Bridgewater Marriott
700 Commons Way
Bridgewater, NJ 08807
908-927-9300

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 22, 2008, at 3:00 p.m., at the Bridgewater Marriott located at 700 Commons Way, Bridgewater, New Jersey 08807 for the purposes of considering and acting on the following:

  1.
  to elect seven members to the Board of Directors, each for a term of one year;

  2.
  to amend our 1998 Stock Option Plan to extend the term of the plan by four (4) years until May 31, 2012;

  3.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  4.
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        The Board of Directors has fixed the close of business on March 28, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof. This notice and the accompanying Proxy Statement are being mailed on or about April 25, 2008.

                      By Order of the Board of Directors

                      Andrew Rackear
                       Senior Vice President,
                      General Counsel and Secretary

Bedminster, New Jersey
April 18, 2008

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
General Information	7
Nominees For Election	8
Responsibilities of the Board	10
Independence of the Board	11
Committees of the Board	12
Code of Ethics	14
Nonemployee Director Stock Ownership Guidelines	14
Communications From Stockholders	14
PROPOSAL NO. 2: AMENDMENT OF 1998 STOCK OPTION PLAN	15
PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	20
AUDIT COMMITTEE REPORT	21
EXECUTIVE COMPENSATION	22
Compensation Discussion and Analysis	22
Role of Board of Directors and Compensation Committee	22
Compensation Policy and Objectives	22
Compensation Consultant	23
Role of Executives in Compensation Decisions	23
Setting Executive Compensation	23
2007 Executive Compensation Components	25
Employment Agreements	30
Post Termination Compensation	31
Perquisites	31
Policy Regarding Deductibility	31
Compensation Committee Report	31
Summary Compensation Table	32
Grants of Plan Based Awards	34
Employment Agreements	35
Outstanding Equity Awards at Fiscal Year End	38
Option Exercises and Stock Vested in 2007	39
Potential Payments Upon Termination or Change in Control	39
Historical Severance Arrangements	41
Company Separation Agreements	42
EQUITY COMPENSATION PLAN INFORMATION	44
2005 Omnibus Incentive Plan	44
1998 Stock Option Plan	45
DIRECTOR COMPENSATION	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
Rule 10b5-1 Plans	49
Compliance with Section 16(a) of the Securities Exchange Act	50
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS	51
OTHER MATTERS	52

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We sent you this Notice of Annual Meeting, Proxy Statement and the accompanying Proxy Card because according to our stockholder records you own shares of common stock of NPS Pharmaceuticals, Inc. ("NPS", the "Company", "we", "us", or "our"), a Delaware corporation with its principal executive offices located at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921. Any record or beneficial holder of shares of NPS common stock at the close of business on March 28, 2008 is entitled to vote those shares at the upcoming Annual Meeting of Stockholders ("Annual Meeting"), which will be held on Thursday, May 22, 2008 at 3:00 p.m., at the Bridgewater Marriott located at 700 Commons Way, Bridgewater, NJ 08807. Our Board of Directors (or the "Board") is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying Proxy Card, or follow the instructions below to submit your proxy by telephone or on the internet. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be a part of the Proxy Statement.

Q:
What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers for the 2007 fiscal year, and certain other required information.

Q:
What items of business will be voted on at the Annual Meeting?

A:
Items of business scheduled to be voted on at the Annual Meeting are:

•
the election of seven directors;

•
the amendment of our 1998 Stock Option Plan to extend the term of the plan by four (4) years until May 31, 2012; and

•
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year.

  We will also consider any other business as may properly come before the meeting or any adjournment thereof. See "What happens if additional matters are presented at the Annual Meeting?" below.

Q:
How does the Board recommend that I vote?

A:
For the reasons set forth in more detail later in the Proxy Statement, our Board recommends that you vote your shares "FOR ALL" of the nominees to the Board, "FOR" the amendment to our 1998 Stock Option Plan, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year.

Q:
What shares can I vote?

A:
Each holder of NPS common stock is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. March 28, 2008 is the record date for the Annual Meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, bank or other agent. On the record date, we had 47,188,719 shares of common stock issued, outstanding and entitled to vote at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record—If, as of the record date, your shares are registered directly in your name with our transfer agent, Computershare Investor Services, or Computershare, you are considered to be the stockholder of record for those shares and we have sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to NPS or to a third party, or to vote in person at the Annual Meeting. We have enclosed or sent a Proxy Card for you to use.

  Beneficial Owner—If, as of the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are considered to be the beneficial owner of shares held in "street name" and you have the right to direct your broker or nominee on how to vote the shares. You should receive these proxy materials from your broker, bank or other agent rather than from us. You should have also received, with this Proxy Statement, a Proxy Card and voting instructions from the organization that forwarded these proxy materials to you.

  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:
What if I have questions for NPS's transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Trust Company, N.A.
P.O. Box 43070
Providence, RI 02940-3070
(303) 262-0600

Q:
How can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were an NPS stockholder or joint holder as of the close of business on March 28, 2008 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank or other agent in street name you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of or prior to March 28, 2008, a copy of the voting instruction card provided by your broker, bank or other agent or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in "street name" may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other agent that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in "street name", you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy or you may also vote on the internet or by telephone. If you hold shares beneficially in "street name", you may vote by submitting voting instructions to your broker, bank or other agent.

  By Internet—If you are a stockholder of record, you may go to http://www.proxyvote.com to vote on the Internet. You will be required to provide the company number and control number contained on your Proxy Cards. You will then be asked to complete an electronic Proxy Card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. If you hold shares beneficially in "street name", you should review the voting instructions received from your bank or broker to determine whether you can vote your shares on the Internet.

  By Telephone—If you are a stockholder of record, you may vote by using a touch-tone telephone and calling 1-800-690-6903 (toll-free) and following the recorded instructions. If you hold shares beneficially in "street name", you should review the voting instructions received from your bank or broker to determine whether you can vote your shares by telephone.

  By Mail—If you are a stockholder of record, you may submit your proxies by completing, signing and dating your Proxy Card and mailing them in the accompanying pre-addressed envelopes. If you hold shares beneficially in "street name" you may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:
What is the deadline for voting my shares?

A:
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. If you hold your shares beneficially in "street name" with a broker, bank, or other agent, please follow the voting instructions provided by that agent. You may vote your shares in person at the Annual Meeting only if you are a shareholder of record or if you hold your shares beneficially in "street name" and at the Annual Meeting you provide a legal proxy obtained from your broker, bank or other agent.

Q:
Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the NPS Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in "street name", you may change your vote by submitting new voting instructions to your broker, bank or other agent. If you have obtained a legal proxy from your broker or agent giving you the right to vote your shares, you may also change your vote by attending the meeting and voting in person.

Q:
Who can help answer my questions?

A:
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary or Office of General Counsel at (908) 450-5300 or by

  writing to NPS Pharmaceuticals, Inc., Attn: Corporate Secretary or Office of General Counsel, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
Is my vote confidential?

A:
We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within NPS or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their Proxy Card written comments, which are then forwarded to our management.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented in person or by proxy at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count "FOR ALL", "WITHOLD ALL" and "FOR ALL EXCEPT" votes, with respect to the election of directors, and, with respect to any other proposal, "FOR," "AGAINST" or "ABSTAIN" votes, and broker non-votes.

  For the election of directors, you may vote "FOR ALL," "AGAINST ALL" of the nominees or "FOR ALL EXCEPT" with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST", or "ABSTAIN." If you elect to "ABSTAIN," your vote will not be counted in determining whether a matter has been approved. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q:
What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the seven persons receiving the most affirmative votes at the Annual Meeting will be elected. All other proposals require the affirmative vote of a majority of the votes cast on those proposals at the Annual Meeting. Abstentions and "broker non-votes" are not counted for any purpose in determining whether a matter has been approved, but are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

  If you hold shares beneficially in street name and do not provide your broker, bank or other agent with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. However, if you are a beneficial owner and you do not provide your broker, bank or other agent with voting instructions, the broker bank or other agent has authority to vote your shares for or against certain "routine" matters. "Routine" matters include all of the proposals to be voted on at the Annual Meeting, other than the proposal to amend our 1998 Share Option Plan.

  If you sign your Proxy Card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR ALL" of our nominees to the Board, "FOR" amendment to our 1998 Stock Option Plan, and "FOR" ratification of the appointment of KPMG, LLP as our independent registered public accounting firm).

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by the Board.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, and date and return each NPS Proxy Card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:
How may I obtain a separate set of proxy materials or request a single set for my household?

A:
The Securities and Exchange Commission, or SEC , has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This year, a number of brokers with account holders who are NPS stockholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and annual report, you may direct your request as follows:

  •
  by notifying your broker;

  •
  by writing to Investor Relations, NPS Pharmaceuticals, Inc., 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921;

  •
  by contacting Investor Relations by telephone at (908) 450-5300;

  •
  by calling Broadridge toll-free at (800) 542-1061; or

  •
  by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood,
  New York 11717.

  If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request "householding" of their communications should contact their broker.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

  To assist in soliciting proxies, we have retained The Proxy Advisory Group, LLC, a professional proxy solicitation firm, at an approximate cost of $15,000 plus certain out-of-pocket expenses. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers, or other regular employees of NPS. No additional compensation will be paid to directors, officers, or other regular employees for such services.

  We intend to mail this Proxy Statement and accompanying Proxy Card on or about April 25, 2008 to all stockholders entitled to vote at the Annual Meeting. In addition, this Proxy Statement will be available on our web site at www.npsp.com beginning on or about April 25, 2008.

Q:
How may I obtain a copy of NPS's 2007 Annual Report to Stockholders and Annual Report on Form 10-K for the year-ended December 31, 2007?

A:
Our 2007 Annual Report to Stockholders, including financial statements for the year-ended December 31, 2007, is being distributed to all of our stockholders, together with this Proxy Statement, in satisfaction of the requirements of the SEC. A copy of our Annual Report on Form 10-K for the year-ended December 31, 2007 and the other periodic and current reports we file with the Securities and Exchange Commission are available on our website at http://www.npsp.com. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be a part of the Proxy Statement.

  You may request additional copies of the 2007 Annual Report to Stockholders and Form 10-K, at no charge, from our Investor Relations Department at (908) 450-5300 or by electronic mail at invest@npsp.com. You may also write to our Investor Relations Department at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders?

A:
For a stockholder proposal to be considered for inclusion in our Proxy Statement and presented at the 2009 Annual Meeting of Stockholders, our Corporate Secretary must receive a written proposal at the address below no later than December 26, 2008. Proposals should be addressed to: NPS Pharmaceuticals, Attn: Corporate Secretary, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

  For a stockholder proposal that is intended to be presented at the 2009 Annual Meeting of Stockholders, but not included in our Proxy Statement, the proposal must be received by our Corporate Secretary at the same address no earlier than the close of business on February 23, 2009 and no later than the close of business on March 23, 2009. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may contact the NPS Corporate Secretary at the above address for a copy of the relevant Bylaw provisions regarding the requirements of making stockholder proposals and nominating director candidates.

  No stockholder proposals were submitted and none are included for consideration at the 2008 Annual Meeting of Stockholders.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ended June 30, 2008.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

        Our Board of Directors currently consists of seven members. Each member of the Board is a nominee for re-election at the 2008 Annual Meeting of Stockholders. Proxies may not be voted for a greater number of persons than the number of named nominees. Each nominee has agreed to serve if elected at the Annual Meeting. If and when elected at the Annual Meeting, each of the nominees and is expected to serve until the Annual Meeting of Stockholders to occur in 2009 and until such elected nominee's successor is duly elected and qualified, or until such elected nominee's earlier death, resignation, or removal. The Board has no reason to believe that any nominee will be unable to serve.

        Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. Our Board, by resolution effective May 22, 2008, has set the number of directors which constitute the whole Board of Directors at seven. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor is elected and qualified.

        Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The seven nominees receiving the most votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

        Set forth below, in alphabetical order, is biographical information for each person nominated to serve on our Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD
OF EACH OF THE FOLLOWING NOMINEES

Nominees For Election

Michael W. Bonney, B.A. Director since 2005 Age 49
Mr. Bonney has served as a director since January 2005. Mr. Bonney has served since June 2003 as the president and chief executive officer and as a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company. From January 2002 to June 2003, he served as its president and chief operating officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including vice president, sales and marketing from 1999 to 2001. Prior to that, Mr. Bonney held various positions in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College. Mr. Bonney is a trustee of Beth Israel Deaconess Medical Center and Bates College.
James G. Groninger, M.B.A. Director since 1988 Age 64
Mr. Groninger has served as a director since 1988. In February 2002, Mr. Groninger was appointed chief executive officer of LBS Technologies, Inc., a private biotechnology company focusing on RNA amplification and cellular therapy. Mr. Groninger founded in January 1995 and is president of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a managing director, investment banking division, of PaineWebber Incorporated. Mr. Groninger is a member of the board of directors of Cygne Designs, Inc., a publicly held company; Layton BioScience, Inc., LBS Technologies, Inc., and Expression Pathology, Inc., private biotechnology companies. Mr. Groninger received a B.S. from Yale University and an M.B.A. degree from Harvard Business School, and has been certified with CPA and CFA designations.
Donald E. Kuhla, Ph.D. Director since 1991 Age 65
Dr. Kuhla has served as a director since 1991. From 1998 through January 2004, Dr. Kuhla was president and chief operating officer of Albany Molecular Research, Inc., or AMRI, a chemical contract research organization. Dr. Kuhla continues to serve AMRI as a director. From 1994 through 1998 Dr. Kuhla was vice president of Plexus Ventures, Inc., a business consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology startup companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being senior vice president of operations. Dr. Kuhla is a director of Synthetech Inc., a pharmaceutical fine chemical company. Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Francois Nader, M.D., M.B.A. Director since 2008 Age 51
Dr. Nader has served as a director since January 2008. He has served as our Chief Executive Officer and President since March 2008. Prior to that, he served as our Chief Commercial Officer and Executive Vice President since July 2007. Prior to that, he served as our Chief Medical and Commercial Officer since June 2006. Prior to joining NPS, Dr. Nader served Care Capital, LLC as a venture partner for the firm and as Chief Medical Officer for its Clinical Development Capital unit from July 2005 to June 2006. From 2000 to July 2005, Dr. Nader served as Senior Vice President, Integrated Healthcare Markets and Senior Vice-President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals. Prior to that, Dr. Nader held similar executive positions with Hoechst Marion Roussel and Marion Merrell Dow and was head of global commercial operations for Pasteur Vaccins, a division of Rhone Poulenc. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University and a Physician Executive MBA from the University of Tennessee.
Rachel R. Selisker, CPA Director since 2005 Age 52
Ms. Selisker has served as a director since January 2005. Ms. Selisker is president of Seamark Advisors LLC and has provided financial consulting and appraisal services in the healthcare sector since June 2007. She served from March 2006 to June 2007 as chief financial officer of AAIPharma Inc., a privately held contract research organization. From January 2001 to March 2006 she served as a managing director in the Raleigh, North Carolina office of Thompson Clive & Partners Inc., a venture capital firm based in London, where she focused on the life sciences sector. She served from July 1987 to February 2000 as the chief financial officer, and from February 2000 to January 2001 as senior vice president, global shared services, of Quintiles Transnational Corp., a publicly held global contract research organization. Ms. Selisker also served as director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant with extensive public accounting experience from 1976, when she graduated with her accounting degree from Wake Technical College in Raleigh, North Carolina until 1987, when she joined Quintiles.

Calvin R. Stiller, M.D. Director since 1999 Age 67
Dr. Stiller has served as a director since the closing of our acquisition of Allelix Biopharmaceuticals, Inc. in December 1999; he had served on the board of Allelix since April 1999. Dr. Stiller is chairman of the board and chief executive officer of Stilco Corporation and BioQuest Innovations Inc. From 1996 to 2005, Dr. Stiller served as chairman and chief executive officer of Canadian Medical Discoveries Fund. Dr. Stiller served as the chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is professor emeritus of medicine at the University of Western Ontario. Dr. Stiller was the chairman of the Ontario Research and Development Challenge Fund and is a cofounder and director of MaRS Discovery District, and the Ontario Institute for Cancer Research. He serves as a director of Residential Retirements REIT and Vasogen Corporation. Dr. Stiller received an M.D. degree from the University of Saskatchewan.
Peter G. Tombros, M.S., M.B.A. Director since 1998 Age 65
Mr. Tombros has served as a director since 1998 and in January 2008 was appointed as Chairman of the Board. Prior to January 2008, he served as lead director since May 2006. Since 2005, Mr. Tombros has served as professor and executive in residence in the Eberly College of Science BS/MBA Program at Pennsylvania State University. Prior to that he was chairman of the board and chief executive officer of VivoQuest, a private biopharmaceutical company. From 1994 until June of 2001, Mr. Tombros served as president, chief executive officer and director of Enzon Pharmaceuticals, Inc., a publicly held biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company in a variety of senior management positions including vice president of marketing, senior vice president and general manager of the Roerig Pharmaceuticals Division, executive vice president of Pfizer Pharmaceuticals Division, director of Pfizer Pharmaceuticals Division, vice president of corporate strategic planning, and vice president, corporate officer, Pfizer Inc. Mr. Tombros serves on the board of directors of Alpharma Inc., Cambrex, PharmaNet Development Group, Inc. and Protalex, Inc. Mr. Tombros received B.S. and M.S. degrees from Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Responsibilities of the Board

        Our Board of Directors is responsible for monitoring our overall performance. Among other things, the Board, directly and through its committees, establishes corporate policies; oversees compliance and ethics; reviews the performance of the Chief Executive Officer and other executives; establishes our executive compensation policies and objectives; reviews and approves total compensation paid to our named executive officers; reviews and approves certain transactions; and reviews our long-term strategic plans. In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of NPS. Members of the Board keep informed about our business by participating in Board and committee meetings, by reviewing analyses and reports and through discussions with the Chief Executive Officer and other officers.

        The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements and evolving best practices. The Corporate Governance Guidelines may be viewed on our website at www.npsp.com.

        The Board meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time as appropriate. Directors are responsible for attending Board meetings and meetings of committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2007, the Board of Directors held 15 meetings. At certain meetings for limited periods of time and for limited considerations, the Board met in executive session where only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee. Directors are invited to attend the Annual Meeting of Stockholders. All members of the Board were present at the Annual Meeting of Stockholders held in 2007, except for Mr. Groninger and Dr. Stiller.

Independence of the Board

        Our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, determines, on a regular basis, the independence of each Board member and committee member. The Board primarily utilizes NASDAQ's categorical independence standards for determining whether members of the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent. The Board also evaluates director independence by utilizing the definition of "non-employee directors" under applicable federal securities laws and "outside directors" under Section 162(m) of the U.S. Internal Revenue Code. The Corporate Governance Guidelines are, among other things, intended to ensure that the Board and its committees are composed of independent directors. The Corporate Governance Guidelines provide that "an independent director is one who has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." The Board and the Nominating and Corporate Governance Committee also regularly consult with our legal counsel to ensure that the Board's independence determinations are consistent with the foregoing criteria. This consultation includes an analysis of each director's response to a questionnaire inquiring about, among other things, his or her relationship, and those of his or her immediate family members, with us, our senior management, our independent registered public accounting firm and other companies with whom NPS does business.

        Consistent with these considerations, after a review of all relevant transactions and relationships involving our directors, our Board has affirmatively determined that each current member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the foregoing criteria, except for Dr. Nader and Mr. Groninger. Dr. Nader is not considered an independent director because of his employment as Chief Executive Officer and President of our company. Mr. Groninger is not considered an independent director because he is a brother-in-law to Dr. Hunter Jackson, our former chief executive officer.

        During the fiscal year ended December 31, 2007, (i) Dr. Anthony Coles, our former Chief Executive Officer and President, (ii) Dr. Hunter Jackson, our founder and Chief Executive Officer and President until May 2006, (iii) and Mr. Santo J. Costa also served as directors of NPS. Dr. Coles resigned from the Board in March 2008 and Dr. Jackson and Mr. Costa retired from the Board in May 2007. The Board determined that Mr. Costa was independent under the foregoing independence criteria.

Committees of the Board

        The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws, regulations and stock exchange listing requirements, currently, the Board has established three separately designated, standing committees: Audit, Compensation, and Nominating and Corporate Governance. Information regarding each committee is provided below.

  Audit Committee

        The Board has a separately-designated standing Audit Committee, the purpose of which includes: overseeing our accounting and financial reporting processes and audits of our financial statements; reviewing evaluations of our system of internal controls; engaging and monitoring the independence and performance of our independent registered public accounting firm; providing a forum for communication among the independent registered public accounting firm, management, and the Board; and providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board's attention. The Audit Committee also prepares and submits the Audit Committee Report set out on page 21. The Audit Committee met 13 times during the fiscal year ended December 31, 2007.

        The Audit Committee is presently composed of three directors, Ms. Selisker, Mr. Bonney and Mr. Tombros.

        Our Board has determined that each member of the Audit Committee is independent under the independence criteria previously described. Our Board has also determined that Ms. Selisker qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules. Our Board has also determined that the Audit Committee meets the NASDAQ composition requirements, including the requirements regarding the financial literacy and financial sophistication of its members. The Board has adopted a written charter for the Audit Committee, which is available on the corporate governance section of our web site at www.npsp.com.

  Compensation Committee

        The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policies and objectives. The Compensation Committee is responsible for establishing, approving and recommending to the Board for final approval each of our compensation programs. The Compensation Committee's functions include: establishing, reviewing, and overseeing base salaries, incentive compensation, equity compensation, retention compensation and other forms of compensation paid to our executive officers; administering our incentive compensation and equity plans; and performing such other functions regarding compensation as the Board may delegate. The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement and prepares and submits to the Board the Compensation Committee Report set out on page 31 of this Proxy Statement.

        In making its determinations, the Compensation Committee has the authority to act independently of management and to hire its own consultants. During 2007, the Compensation Committee engaged Hewitt Associates, or Hewitt, to work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. In addition, our CEO and Senior Director of Human Resources work with Hewitt to develop total compensation recommendations for our executive officers other than the CEO. The recommendations are submitted to the Compensation Committee for its review. The Compensation Committee works directly with Hewitt to develop a recommendation for

CEO compensation. While Hewitt and the CEO, Senior Director of Human Resources and our General Counsel offer ideas, opinions, and proposals to the Compensation Committee, the Committee functions and votes independently from Hewitt. The Compensation Committee has delegated to the Chief Executive Officer the authority to make a limited number of option grants to new employees and other non-named executive officers in accordance with the Compensation Committee's guidelines.

        Our Board has determined that each member of the Compensation Committee is independent under the independence criteria previously described. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are nonemployee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The Board has adopted a written charter for the Compensation Committee which is available in the corporate governance section of our web site at www.npsp.com. The Compensation Committee met 11 times during the fiscal year ended December 31, 2007.

  Compensation Committee Interlocks and Insider Participation

        Mr. Costa, Mr. Klein and Dr. Stiller served as members of the Compensation Committee through May 22, 2007. Mr. Kuhla, Ms. Selisker and Dr. Stiller have served as members of the Compensation Committee from May 22, 2007 through the date of this Proxy Statement. No member of the Compensation Committee during 2007 was or has been an officer or employee of NPS. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4)(iii) of Regulation S-K.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's functions include: evaluating director performance on at least an annual basis; providing advice, information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Board and its committees; developing and overseeing the Board's corporate governance principles and a code of conduct applicable to members of the Board, officers and employees of NPS; and assessing and monitoring the independence of the Board. The committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the committee's determination of the Board's needs, and under the same criteria as set forth below. The committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of NPS of the names of such nominees, together with their qualifications for service as a director of NPS. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described above in this Proxy Statement under the caption "What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders." The Nominating and Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our common stock.

        In evaluating the suitability of candidates for Board membership, the committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual's personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate's current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business; the individual's ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to our needs; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The committee has not established any specific minimum qualification standards for nominees to the Board.

        The Nominating and Corporate Governance Committee is currently composed of three directors, Dr. Kuhla, Mr. Bonney and Mr. Stiller.

        Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the independence criteria previously described. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the corporate governance section of our web site at www.npsp.com. The Nominating and Corporate Governance Committee met four times during the fiscal year-ended December 31, 2007.

Code of Ethics

        We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officers), employees and agents. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section of our web site at www.npsp.com.

Nonemployee Director Stock Ownership Guidelines

        We have adopted stock ownership guidelines for nonemployee directors of NPS to better align the interests of nonemployee directors with the interests of our stockholders. Under the stock ownership guidelines, each nonemployee director is required to hold a minimum of 25,000 shares of common stock or deferred stock units of NPS. Each nonemployee director was in compliance with our stock ownership guidelines as of the date of this Proxy Statement.

Communication from Stockholders

        Written communications to the Board may be submitted by electronic mail at BoD@npsp.com, by accessing our web site at www.npsp.com and clicking on the "Contact" link at the top of the page, or by writing to the General Counsel at NPS. Under procedures approved by a majority of the independent directors, the General Counsel will review such communications and will forward them to the Board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the General Counsel will forward communications to the Board if they are relevant to our governance, ethics and policies. At each Board meeting, the General Counsel presents a summary of all communications received since the last meeting that were not forwarded to the Board, if any, and makes those communications available to the Directors upon request.

PROPOSAL NO. 2

AMENDMENT OF 1998 STOCK OPTION PLAN

        The Board of Directors has adopted, subject to stockholder approval, an amendment to our 1998 Stock Option Plan, which we refer to as the 1998 Plan, to extend the term of the plan by four (4) years until May 31, 2012. Stockholders are requested in this Proposal 2 to approve the amendment to the 1998 Plan. The affirmative vote of a majority of the votes cast on this Proposal 2, excluding abstentions and broker non-votes, whether present in person or represented by proxy and entitled to vote at the meeting, will be required to approve this Proposal 2.

        A summary of the principal features of the 1998 Plan is provided below, but is qualified in its entirety by reference to the full text of the 1998 Plan, attached as Annex A to this Proxy Statement as filed electronically with the Securities and Exchange Commission; such text is not included in the printed version of this Proxy Statement.

        The Board believes the proposed amendment to extend the term of the 1998 Plan is in the best interests of NPS. This amendment will allow us to continue to utilize the 1998 Plan and the shares registered under it as necessary to attract, retain, and motivate our employees.

Summary of the 1998 Plan

Purpose.

        The 1998 Plan was adopted to provide a means to secure and retain the services of present and future employees, directors, and consultants of NPS and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote our long-term interests, including growth in the value of our equity and enhancement of long-term stockholder value.

Administration.

        The 1998 Plan is administered by our Board of Directors. The Board has full power and authority to interpret and construe the provisions of the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom awards will be granted, the type of awards to be granted, the dates on which awards will be granted, the type, amount, and form of consideration in connection with awards to be granted, and the other terms and conditions of each award granted under the Plan.

        The Board may delegate administration of the 1998 Plan to a committee of at least two members of the Board and has delegated such administration to the Compensation Committee. The Compensation Committee has the powers to administer the 1998 Plan subject to such limitations as the Board provides. As used herein with respect to the 1998 Plan, where appropriate, the term "Board" refers to the Compensation Committee.

        In order to maximize our ability to recognize a business expense deduction under Section 162(m) of the Internal Revenue Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 1998 Plan with respect to these covered employees must be "outside directors." We have determined that the Compensation Committee currently consists of three outside, non-employee directors.

Eligibility.

        Incentive Stock Options ("ISOs") may be granted under the 1998 Plan to employees (including executives) of NPS and any affiliates. Employees (including executives), directors and consultants of NPS are all eligible to receive Non-Statutory Stock Options ("NSOs") awards under the 1998 Plan. In order to ensure that NPS will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Plan, the 1998 Plan limits the maximum number of shares of Common Stock that may be covered by stock options issued under the 1998 Plan to one individual for any consecutive three calendar years to 750,000.

        ISOs granted to an employee owning 10% or more of the total combined voting power of NPS or any affiliate of NPS at the time of grant must have an exercise price of at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option may not exceed five years from the date of grant. For ISOs granted under the 1998 Plan, the aggregate fair market value determined at the time of grant of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of NPS and its affiliates), may not exceed $100,000.

        As of April 1, 2008, six executive officers, six non-employee directors, and approximately 32 employees are eligible to participate in the 1998 Plan.

Shares Available for Awards.

        On March 3, 1998, the Board adopted the 1998 Stock Option Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares initially authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000, to 4,900,000 shares in May 2002, and to 6,500,000 in August 2003. As of April 1, 2008, there were 4,041,315 shares subject to outstanding options granted under our 1998 Plan.

        If there is any change in the Common Stock subject to the 1998 Plan or subject to any option granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Plan and options outstanding thereunder may be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of the grant.

Terms of the Options.

        The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Valuation.    The exercise price of ISOs and NSOs under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option as of the date of the option grant, and in some cases with respect to ISOs, as described above under "Eligibility", may not be less than 110% of such fair market value. The closing price of a share of our Common Stock as reported on the NASDAQ Global Market on April 1, 2008, was $4.11.

        Payment.    The exercise price of options granted under the 1998 Option Plan may be paid either:

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  in cash at the time the option is exercised;

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  by delivery of other Common Stock of NPS or a combination of cash and already owned Common Stock;

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  through surrender of shares of Common Stock available for exercise under the Option;

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  pursuant to a deferred payment arrangement;

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  pursuant to a broker-assisted exercise same-day sales program;

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  in any other form of legal consideration acceptable to the Board; or

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  any combination of the above.

        No Repricing.    Except for certain adjustments due to corporate transactions as described herein, the exercise price for any stock option (ISOs and NSOs) under the 1998 Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

        Option Exercise.    Options granted under the 1998 Plan may become exercisable, or vest, in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised, and options granted may contain provisions for accelerated vesting upon specified events or conditions. In addition, options granted under the 1998 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows NPS to repurchase shares not yet vested at their exercise price should the optionee leave the employ of NPS before vesting.

        Term.    The maximum term of ISOs and NSOs under the 1998 Plan is ten years, except that in certain cases, as described above under "Eligibility", the maximum term of ISOs is five years. ISO status terminates three months after termination of the optionee's employment with NPS or association as director or affiliate of NPS, unless (a) such termination is due to such person's permanent and total disability (as defined in the Internal Revenue Code of 1986, as amended), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within in a three-month period of having served NPS or any affiliate of NPS, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provide otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

Effect of Certain Corporate Events.

        The 1998 Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which options outstanding under the 1998 Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of NPS.

Duration, Amendment, and Termination.

        The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the plan shall terminate at midnight, May 31, 2012. No options may be granted under the plan while the plan is suspended or after it is terminated. The Board may also amend the 1998 Plan at any time or from time to time. However, the Board may not, without the approval of our stockholders:

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  modify the plan to the extent such modification requires stockholder approval in order for the plan to satisfy or continue to satisfy Sections 422 and/or 162(m) of the Code, if applicable, Rule 16b-3, and/or Nasdaq or other securities exchange listing requirements;

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  increase the number of shares issuable under the 1998 Plan;

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  decrease the minimum stock option exercise price set forth in the 1998 Plan; or

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  permit repricing of outstanding options.

        The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer.

        Except as otherwise provided by the Board, awards under the 1998 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution. In general, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. NSOs may not be transferred except when transfer to a family member or related trust or partnership is authorized by express provision of the option grant agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee, a valid family member, or a transferee pursuant to a domestic relations order.

Federal Income Tax Consequences.

        The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to NPS and our employees, directors and contractors participating in the 1998 Plan. Federal tax laws may change and the federal, state and local tax consequences for any participating employee, director or contractor will depend on his or her individual circumstances. Each participating employee, director and contractor has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the 1998 Plan. The following discussion does not purport to describe state or local income tax consequences in the United States, nor tax consequences for participants in other countries.

        Options granted under the 1998 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonstatutory stock options which are not intended to meet those requirements. The United States federal income tax consequences for the two types of options differ as follows:

        Incentive Stock Options.    Incentive Stock Options, or ISOs, under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or NPS by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.

        If an optionee holds stock acquired through exercise of an ISO for at least two years from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, NPS will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    Nonstatutory Stock Options, or NSOs, granted under the 1998 Plan generally have the following federal tax consequences:

        There are no tax consequences to the optionee or NPS by reason of the grant of a NSO. Upon exercise of a NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wages an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on our Deductions.    Any United States income tax deductions that would otherwise be available to NPS are subject to a number of restrictions under the Code, including Section 162(m), which can limit the deduction for compensation paid to our Chief Executive Officer and our other four most highly compensated executive officers.

New Plan Benefits.

        None of our former executive officers are eligible to participate in receiving future awards under the 1998 Plan. The number of shares to be issued under the 1998 Plan to the individuals and groups listed below and the net values to be realized upon such issuances are discretionary, and therefore, not determinable:

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  Francois Nader, our Chief Executive Officer and President;

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  Luke Beshar, our Chief Financial Officer and Senior Vice President;

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  each of our three other most highly compensated executive officers;

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  all current executive officers as a group; and

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  all employees, including all current officers who are not executive officers, as a group.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1998 STOCK OPTION PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, we are asking stockholders to ratify such appointment. It is understood that even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. KPMG has audited our financial statements since our inception in 1986. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Principal Accountant Fees and Services

        For the last two fiscal years, fees were paid or payable in the following amounts for services by KPMG:

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit fees	$689,000	$427,000
Audit-related fees	$72,000	$10,000
Tax fees	$136,000	$113,000
All other fees	$—	$—

        Audit fees consist of KPMG's fees for services related to their audits of NPS's annual financial statements and internal control over financial reporting, their review of financial statements included in our quarterly reports on SEC Form 10-Q, their review of SEC filed registration statements and issuance of consents, and comfort letters. Audit-related fees consist primarily of fees rendered for services in connection with audit of a subsidiary and an employee benefit plan. Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by KPMG in connection with the formulation of our tax strategy and assistance in minimizing custom, duty and import taxes.

        All audit, audit-related, tax, and any other services performed for us by our independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered public accounting firm's independence.

AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the Board of Directors has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2007.

        The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received, reviewed, and discussed with KPMG the written disclosures and the letter from them required by Independence Standards Board Statement No. 1 and discussed with KPMG their independence.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and amendments thereto.

The Audit Committee
Rachel R. Selisker, Chairman Michael W. Bonney Peter G. Tombros

(1)
This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be "filed" with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate this Report by reference in any such document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of compensation to our named executive officers. Our named executive officers are those executive officers whose compensation is disclosed in the Summary Compensation Table on page 32 of this Proxy Statement.

        During 2007, we restructured our operations to, among other things, implement a new business strategy, cut costs and consolidate our operations in New Jersey. In connection with this restructuring initiative, several of our named executive officers separated from the Company in 2007 and other named executive officers joined the Company in 2007. Specifically, Gerard Michel, Jeurgen Lasowski and Alan Mueller separated from the Company in 2007 and Luke Beshar, Andrew Rackear and Brian O'Callaghan joined the Company during 2007. Additionally, in March 2008, Dr. Anthony Coles separated from the Company and Dr. Francois Nader was appointed as Chief Executive Officer and President. As discussed below, certain elements of our compensation program for 2007, including our short-term incentive program and post-termination compensation, took into account and were tailored around our 2007 restructuring initiative.

Role of Board of Directors and Compensation Committee

        Our compensation policy is set by the Board of Directors, with the advice and recommendation of the Compensation Committee. The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policy. The Compensation Committee is responsible for establishing, reviewing, approving and recommending to the Board for final approval each of our compensation programs. In addition, the Compensation Committee is responsible to ensure that total compensation paid to our executive officers, including the named executive officers, is consistent with our compensation policy and objectives.

Compensation Policy and Objectives

        Our compensation policy has two fundamental objectives: (1) to attract, retain and motivate highly talented and team oriented executives and employees, and (2) to align our executive's and employee's interests with those of our stockholders by rewarding short-term and long-term performance. To accomplish our fundamental objectives, the Compensation Committee establishes, approves and recommends to the Board for final approval compensation programs based on certain compensation philosophies. Among those are:

  •
  Compensation awarded should be fair, reasonable and competitive with the compensation paid by other companies that compete with us for executive talent.

  •
  Compensation programs must reward the accomplishment of individual and Company performance goals. Our programs should deliver higher compensation when individual and Company performance meets or exceeds the performance goals. Likewise, where individual or Company performance falls short of expectations, our compensation programs should deliver lower compensation.

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  Compensation programs should include the appropriate mix of cash and equity components to reward both short-term and long-term performance, each of which is necessary for success in the pharmaceutical industry.

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  Compensation programs should also ensure executive and employee retention. In light of the volatility of our business and the pharmaceutical industry in general, our compensation programs should be structured so that even in periods of downturns in Company performance, successful, high-achieving executives and employees will remain motivated and committed to NPS.

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  Perquisites should be rare and limited to those that are essential to the executive's ability to effectively perform.

Compensation Consultant

        In 2007, the Compensation Committee retained the services of an external compensation consultant, Hewitt Associates, or Hewitt. The mandate of the consultant is to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The Compensation Committee regularly evaluates Hewitt's performance and has the final authority to engage and terminate Hewitt. During 2007, Hewitt advised the Compensation Committee in determining base salaries for executive officers, establishing the range of potential awards for executive officers under our short-term incentive program and determining individual equity grant levels for executive officers. Hewitt also advises the Compensation Committee on non-employee director compensation, which is discussed in more detail later in this Proxy Statement under the caption "2007 Director Compensation."

Role of Executives in Compensation Decisions

        Our CEO, Senior Director of Human Resources, and General Counsel generally attend Compensation Committee meetings. Generally all Compensation Committee meetings include an executive session which is conducted without the CEO and Senior Director of Human Resources being present. The Compensation Committee typically requests that the General Counsel remain present during executive sessions, though the General Counsel is also excused from executive sessions when appropriate. Our CEO and Senior Director of Human Resources work with Hewitt to develop total compensation recommendations for our executive officers other than the CEO. The recommendations are submitted to the Compensation Committee for review. The Compensation Committee works directly with Hewitt to develop a recommendation for CEO compensation. While Hewitt and the officers mentioned above offer ideas, opinions, and proposals to the Compensation Committee, the Compensation Committee functions and votes independently.

Setting Executive Compensation

        The Compensation Committee has established a number of practices to assist it in setting executive compensation in accordance with our compensation policy and objectives. Among the procedures are:

  •
  Engaging Compensation Consultant.  The Compensation Committee has retained Hewitt to advise it on matters related to executive compensation and our compensation programs.

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  Market Review.  With the assistance of Hewitt and management, the Compensation Committee reviews each component of NPS executive compensation against compensation at a peer group of publicly-traded biotechnology and pharmaceutical companies. Our overall compensation program is designed to provide our named executive officers with total compensation at the mid-range, or 50th percentile, of the total compensation paid for comparable positions within the surveyed companies. For 2007, the total compensation paid to our named executive officers was, on average, in the 58th percentile of that paid for comparable positions within the surveyed companies. All elements of compensation were compared to the entire group of surveyed companies based on available market information. The peer group used for the comparison, which is regularly reviewed, consists of companies which we believe have executive positions similar in breadth and scope to ours and businesses that compete with us for talent and stock-holder investment. The 2007 peer group was comprised of the below listed companies. Due to the restructuring of our business, we expect that the peer group to be used for benchmarking purposes in 2008 will be different than the peer group used for 2007.

•	Acadia Pharmaceuticals	Encysive Pharmaceuticals	Poniard Pharmaceuticals
	Advancis Pharmaceutical	Genaera	Pozen
	Akros Pharma	Genelabs Technologies	Rigel
	Alnylam Pharmaceuticals	Icagen	Sangamo Biosciences
	ARENA Pharmaceuticals	Idera Pharmaceuticals	Sciclone Pharmaceuticals
	Avanir Pharmaceuticals	Incyte	Tapestry Pharmaceuticals
	Avigen	Kosan Biosciences	Theravance
	Celsion	Metabasis Therapeutics	Trimeris
	CV Therapeutics	Neurogen	Vical
	Cytokinetics	Novavax	Vivus
	Dusa Pharmaceuticals	Palatin Technologies	Xenoport
	Dynavax Technologies	Pharmacopeia
  •
  Total Compensation Review.  The Compensation Committee reviews each named executive officer's total compensation annually with the assistance of management and Hewitt. To facilitate this review, the Compensation Committee utilizes tally-sheets, which are provided by the Senior Director of Human Resources. Tally sheets are prepared for each named executive officer and present the dollar value of each component of the executive's total compensation, including cash compensation (which includes base salary and payments under our short-term incentive compensation program), outstanding equity awards (including awards under our long-term incentive compensation program), retirement benefits and other compensation due upon termination of employment. These tally sheets reflect the range of potential payments that may be made to the executive, including payments based upon the achievement of specified performance criteria, a termination of employment and a change-in-control of the Company. The purpose of these tally sheets is to provide the Compensation Committee with a comprehensive view of all of the elements of compensation that could be paid to our named executive officers in various scenarios, as well as to provide information about wealth accumulation. The Compensation Committee then uses this information as part of its analysis of the appropriate compensation mix and level of total compensation to be paid to each named executive officer and to help it determine internal pay equity among all of our named executive officers.

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  Evaluating Individual Performance.  Individual performance is a key component of the compensation of all executives and employees at NPS. At the beginning of each year, each of our executive officers and employees establishes annual performance goals with advice and input from their immediate supervisor. At the end of the year, each executive and employee participates in a performance review to assess to what extent the executive or employee has achieved his or her performance goals and otherwise contributed to our results for the year. The Board conducts the annual individual performance review of our CEO. Our CEO, with the assistance of our Senior Director of Human Resources, conducts the annual performance review of each of our executive officers. Typically, the Compensation Committee considers individual performance in connection with establishing base salary and granting both short-term and long-term incentive awards.

  •
  Evaluating Company Performance.  Company performance is also a key component of compensation at NPS. The Board, at the beginning of the year and with the recommendation of the Compensation Committee and management, adopts the Company's performance goals for the respective year. At the end of the year, the Board reviews our performance to assess to what extent we have achieved each performance goal. While Company performance indirectly affects all components of executive compensation at NPS, it is utilized primarily in connection with our short-term incentive program.

2007 Executive Compensation Components

        For 2007, the principal elements of compensation for named executive officers were:

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  base salary;

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  short-term incentive compensation; and

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  long-term incentive compensation.

The level of compensation paid to our chief executive officer and the other named executive officers reflects the Compensation Committee's assessment of the relative experience and level of responsibility of each such officer and their potential contribution to our performance and the accomplishment of our goals, and is supported by the Compensation Committee's benchmarking of the compensation paid to similar officers of comparable companies. As a result of these factors, the total compensation paid to our named executive officers during 2007 varied.

Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to deliver a limited portion of compensation at a guaranteed level to provide our named executive officers with some security for performing their executive responsibilities. Base salary ranges are determined for each named executive officer based on a number of factors, including the officer's position, specific responsibilities, level of experience, individual performance, Company performance, and also on market data from the peer group companies.

        The Compensation Committee receives the recommendation of the CEO and Senior Director of Human Resources for the base salary of each named executive officer, other than the CEO, as part of a general Company-wide salary assessment performed annually by management. The Compensation Committee develops a recommendation for the CEO's base salary with the assistance of Hewitt. The Compensation Committee recommends the base salary for each named executive officer to the Board for final approval.

  2007 Base Salary Determinations

        In establishing Dr. Coles' base salary for 2007, the Compensation Committee considered the overall performance and leadership of Dr. Coles during 2006 in light of the changes to our business during the same period and the need for strong, creative leadership given these changes. After considering the above criteria, the Compensation Committee determined that Dr. Coles' performance warranted an increase in base salary. However, in an effort to conserve cash to fund our operations, the Board determined, at its December 2006 year-end meeting, not to increase Dr. Coles' base salary for 2007. The Board, however, at its 2007 year-end meeting, approved a 5% increase in Dr. Coles' 2007 base salary to $525,000 annually. The salary increase was made retroactive to March 2007. The Compensation Committee recommended, and the Board approved, Dr. Coles' salary increase after considering, among other things, Dr. Coles' performance in 2007, which is discussed in more detail below.

        The Compensation Committee reviewed similar considerations to determine the base salary for each of the other named executive officers for 2007. Similar to Dr. Coles, the Compensation Committee determined that each of the then-employed named executive officer's performance warranted an increase in base salary. However, in an effort to conserve cash to fund our operations, the Compensation Committee determined not to increase the named executive officers' base salaries for 2007.

  2008 Base Salary Determinations

        In establishing Dr. Coles' base salary for 2008, the Compensation Committee considered the compensation paid by the peer group companies and the recommendation of Hewitt. The Compensation Committee also evaluated Dr. Coles' individual performance and leadership in 2007 and considered, among other things:

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  That each of the Company's 2007 performance goals, which are discussed in more detail below, had been achieved at or above the target performance level.

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  The significant amount of capital raised by NPS through new financings and the monetization of assets.

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  The completion of the Phase 3 clinical study of GATTEX for the treatment of short bowel syndrome and the signing of the ex-North America partnership for GATTEX with Nycomed.

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  The enhancement of our executive team with several new hires.

After considering the above criteria, the Compensation Committee recommended, and the Board approved, an increase to Dr. Coles' base salary of approximately 4.5% to $548,625 annually. Dr. Coles received this increased base salary from January 1, 2008 until he resigned as Chief Executive Officer and President in March 2008.

        In December 2007, the Compensation Committee also reviewed the performance of each of the other currently-employed named executive officers for 2007. Similar to Dr. Coles, the Compensation Committee determined that the performance of each officer during 2007 warranted an increase in base salary. Accordingly, the Compensation Committee recommended, and the Board approved, a 4.5% increase in base salary, on a pro-rata basis, for each named executive officer who did not separate from the Company in 2007.

        In March 2008, Dr. Francois Nader was appointed as our Chief Executive Officer and President. In connection with this appointment, the Compensation Committee recommended, and the Board approved, an annual base salary of $475,000 for Dr. Nader.

Short-Term Incentive Compensation

  Overview of STI program and Target Awards

        Our short-term incentive compensation program, or STI, is an annual cash incentive program that is intended to reward significant Company and individual executive performance over the course of the fiscal year. At the beginning of each year, the Board, with the recommendation of management, adopts the Company's performance goals for the current year. Each goal typically contains a minimum, target, and maximum achievement level and a significance weighting relative to the other goals. Also, at the beginning of each year, each named executive officer establishes individual performance goals, which contain various achievement levels and significance weighting. Whether a named executive officer receives an STI award for a particular year depends upon the extent to which the Company performance goals and the executive's individual performance goals have been achieved.

        Each named executive officer's STI target award is based on a percentage of the officer's base salary and is paid only on the portion of the salary that is actually earned. The target awards are determined based on the Compensation Committee's review of the particular officer's total compensation and also on the compensation paid by the peer group companies. For 2007, (i) Dr. Coles'

STI target award was 60% of base salary, (ii) Dr. Nader's STI target award was 40% of base salary, (iii) each of Mr. O'Callaghan's, Mr. Michel's and Mr. Lasowski's STI target awards was 35% of base salary, and (iv) each of Mr. Rackear's and Dr. Mueller's STI target awards was 30% of base salary. Mr. Beshar did not participate in the 2007 STI program and, instead, received a one-time cash sign-on bonus of $15,000, which is discussed below.

  Company and Individual Performance

        Each named executive's STI award is based on: 1) 75% on our Company performance goals and 2) 25% on the named executive's individual performance. Together, the Company and individual performance components comprise a named executive's STI award. The required performance level and corresponding STI payment for the Company component and individual component of the STI award are provided below

        Company Performance Component.    In 2007, our named executive officers were eligible to receive the following payments under the Company component of the STI award:

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  No payment for the Company component unless the Company achieved the minimum performance level for the respective goal;

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  A payment of at least 50% but less than 100% of the Company component if the Company achieved or exceeded the minimum performance level but did not achieve the target performance level;

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  A payment of at least 100% but less than 150% of the Company component if the Company achieved the target performance level but did not achieve the maximum performance level; or

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  A payment of 150% of the Company component if the Company achieved the maximum performance level.

        Individual Performance Component.    In 2007, our named executive officers were eligible to receive the following payments under the individual component of the STI award:

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  No payment for the individual component unless the executive achieved the minimum individual performance level;

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  A payment of at least 80% but less than 100% of the individual component if the executive achieved or exceeded the minimum performance level but did not achieve the target performance level;

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  A payment of at least 100% but less than 120% of the individual component if the individual achieved the target performance level but did not achieve the maximum performance level; or

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  A payment of 120% of the individual component if the individual achieved the maximum performance level.

  2007 Company Performance Goals

        In 2007, we restructured our operations and implemented a new business strategy, which entailed aggressive cost cutting, debt refinancing and the adoption of a new business strategy. Consequently, the Company's 2007 performance goals focused on restructuring objectives, cash generation objectives and cash management objectives. Set out below are the 2007 Company performance objectives, their relative weighting, and the minimum, target and maximum achievement levels:

		Achievement Metrics
Performance Objective	Weight	Minimum	Target	Maximum
Restructure the business to reduce fixed operational expenses to target metric and develop a new business plan for core development assets	25%	$27 million	$25 million	$23 million
Monetize non-core assets at target amount	25%	$<20 million	$20 million	$>20 million
Manage 'non-recurring' vendor and partner commitments, including restructuring and debt refinancing charges, within target	20%	$53 million	$50 million	$<50 million
Address and consolidate convertible debt due 2008 by target date	10%	December	October	August
Execute phase 3 short bowel syndrome trial and deliver topline results by target date	20%	November	October	September

  Modifications to 2007 STI Program

        In light of the unique challenges presented in 2007 and the performance goals adopted by the Company to address these challenges, the Compensation Committee modified certain aspects of the 2007 STI program (as described below) in an effort to encourage optimal performance. First, the Compensation Committee acknowledged that the employment of certain named executive officers would likely be terminated without cause in order to accomplish the 2007 Company goals. The Compensation Committee determined that these departing executives would be eligible for the Executive Incentive to the same extent as if the executive were employed by the Company on the date that the incentive was actually paid out. Next, the Compensation Committee consolidated individual and Company performance under the STI program for departing executives. As such, the Company's 2007 performance goals became the sole performance criteria to be satisfied in order for a departing executive to earn the Executive Incentive. The Compensation Committee adopted this approach to motivate each departing executive to focus solely on the Company performance goals during 2007.

        For named executive officers who were not departing executives, the Compensation Committee followed the structure of the Company's traditional STI program. As such, 75% of the named executive officer's STI award was based on the level of achievement of the Company's performance goals and 25% of the executive's STI award was based on the level of the executive's individual performance. However, as a result of our 2007 restructuring initiatives and the emphasis placed on the Company performance goals, our named executive offices did not set, and the Compensation Committee did not evaluate, individual performance goals. Instead, the Compensation Committee, as part of its year-end meeting, performed a subjective assessment of the individual performance and contributions of each remaining and newly appointed named executive officer in determining whether and to what extent to award the individual component of the STI award.

  2007 Short Term Incentive Award

        During its 2007 year-end meeting, the Board, with the assistance of the Compensation Committee, assessed the Company's performance under each of the 2007 performance goals to determine whether and to what extent to award the Company component of the STI award. The evaluation consisted of a review of each respective performance goal, its weighting and the actual performance delivered by the

Company. During its evaluation, the Board concluded that: (i) each performance goal was achieved at or above the maximum level, and (ii) the financial performance goal related to asset monetization was achieved at a level significantly beyond the maximum performance level. Accordingly, in December 2007, the Compensation Committee recommended, and the Board approved, payment of the Company component of the STI award to each named executive officer at the maximum performance level, or 150% of the target award. For our departing executives, this comprised the performance assessment process for the STI award. For our remaining and newly appointed named executive officers, the Compensation Committee, with the assistance of the CEO and Senior Director of Human Resources, assessed each executive's individual performance and contributions to the Company during 2007. The Compensation Committee determined, as a result of this review, that each executive displayed exceptional individual performance considering the challenges presented during 2007. Accordingly, the Compensation Committee recommended, and the Board approved, payment of the individual component of the STI award to each remaining and newly appointed named executive officer at the maximum performance level, or 120% of the target award.

        Certain of our decisions relating to the allocation of compensation between cash and non-cash compensation reflect our goal to preserve cash whenever possible. As a result, the Compensation Committee determined to pay the STI award to departing executives, namely Mr. Michel, Mr. Lasowski, and Dr. Mueller, in unrestricted common stock of the Company. The actual incentive awards earned and paid to our named executive officers are reflected in column (g) of the Summary Compensation Table for executives who remained with the Company and column (e) of the Summary Compensation Table for our departing executives.

  2007 Discretionary Bonus

        In connection with the performance delivered by the Company under the financial performance goal related to asset monetization, the Board awarded an extraordinary performance bonus of $100,000 to Dr. Coles and $50,000 to Mr. Lasowski. Dr. Coles and Mr. Lasowski were the executives who were primarily responsible for the financial performance goal related to asset monetization. These incentive awards were denominated in dollars but paid in unrestricted common stock of the Company. The awards are reflected in column (e) of the Summary Compensation Table.

  2007 CEO Retention Bonus

        During 2007, the Compensation Committee recommended, and the Board approved, a retention bonus for Dr. Coles in the amount of $300,000 in consideration for Dr. Coles' agreement to remain employed with the Company during 2007. The Committee determined that the retention bonus was a reasonable and necessary incentive to entice Dr. Coles to guide the Company through its 2007 restructuring initiative. The Compensation Committee provided for the payment of the retention bonus by awarding restricted stock to Dr. Coles, which would have a value on the date of vesting of $300,000. The restricted stock vested on March 15, 2008. The retention bonus is reflected in column (e) of the Summary Compensation Table.

        The 2007 discretionary and retention bonuses described above were one time payments that were made in connection with our restructuring initiative and change in strategy that occurred in 2007.

  2007 Cash Sign-on Bonuses

        During 2007, the Compensation Committee recommended, and the board approved, a one time cash sign-on bonus in the amount of $15,000 for Mr. Beshar and $50,000 for Mr. O'Callaghan. The Compensation Committee determined that the sign-on bonuses were a reasonable and necessary recruitment incentive to cause Mr. Beshar and Mr. O'Callaghan to join the Company in light of the ongoing 2007 restructuring initiatives. These cash sign-on bonuses are reflected in column (d) of the Summary Compensation Table.

Long-Term Incentive Compensation

        Our long-term incentive compensation program, or LTI, is an integral part of our compensation policy. We believe that equity grants that vest over a period of years tie a portion of our executives' compensation to our long-term performance and, thereby, align the interests of our executives with the interests of our shareholders. Our equity compensation program delivers compensation to executives only when NPS performs and the value of NPS common stock increases. We provide equity grants primarily through the issuance of stock options. The Board has, however, also utilized grants of restricted stock units for the retention, recruitment and promotion of our executive officers.

        Prior to the end of each year, the Compensation Committee, with the assistance of management, considers each named executive officer's LTI award. To determine LTI awards, the Compensation Committee considers each executive's individual performance and total compensation, including the value of outstanding option grants. The Compensation Committee also considers equity awards granted by the peer group companies. After such consideration, the Committee determines each named executive officer's LTI award and presents its recommendation to the Board for approval. During 2007, the annual LTI awards granted to our named executive officers were not increased and remained as follows: (i) 90,000 stock options for Dr. Coles; (ii) 75,000 stock options for Dr. Nader; (iii) 35,500 stock options for Mr. Michel and Dr. Mueller; and (v) 33,100 stock options for Mr. Lasowski. Messrs. Beshar, Rackear, and O'Callaghan did not receive an annual LTI award during 2007 and, instead, received sign-on equity awards in the amounts referenced in the 2007 Grants of Plan Based Awards Table.

        Stock options for named executive officers are granted under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan and generally vest over four years. Options are granted quarterly rather than annually to mitigate the impact of fluctuating market prices on option exercise prices and option expense. The quarterly grant dates are determined and approved by the Compensation Committee well in advance of the actual grant date, generally at the Compensation Committee's December meeting, and are currently the 15th day after the applicable quarter end or the following business day. The Compensation Committee and Board, however, retain the discretion to make additional awards to executive officers and employees at other times as necessary for recruiting purposes, retention purposes or otherwise. Options are granted at the NASDAQ stock market's closing price of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price of stock options on a date other than the grant date. The Compensation Committee's procedure for timing and pricing option grants provides assurance that option grant timing and price are not manipulated in favor of executive officers. From time to time, the Compensation Committee authorizes executive officers to make a limited number of option grants to new employees and other non-named executive officers in accordance with the Compensation Committee's guidelines. The exercise price for such new hire grants is the closing price of our common stock on the NASDAQ Global Market on the date of grant, which is the employee's hire date.

Employment Agreements

        We have not entered into employment agreements with any of our named executive officers, with the exception of our CEO and President, Dr. Francois Nader and former CEO and President, Dr. Anthony Coles. A summary of our employment agreements with Dr. Nader and Dr. Coles is provided later in the Proxy Statement under the caption "Employment Agreements." Although we generally do not enter into employment agreements with our executive officers, we believe that the benefits and protections offered by a formal employment agreement allows us to attract a more qualified pool of candidates for the position of chief executive officer of our Company. The employment agreements we entered into with Dr. Nader and Dr. Coles were the product of arms'-length negotiations and incorporated the employment terms that the Compensation Committee determined were consistent with terms being offered in the marketplace for executives with similar qualifications.

Post Termination Compensation

        In light of the volatility of our business and industry, we provide post-termination compensation to our named executive officers under certain circumstances. Our executives may be entitled to payments and other benefits upon separation from the Company under certain contractual arrangements, including employment agreements or our Change in Control Severance Pay Plan. A summary of each of these contractual arrangements is provided later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In determining the severance payments or benefits to be paid to our named executive officers upon a termination of employment, whether or not resulting from a change in control of NPS, the Compensation Committee considers the executive's total compensation, including the value of historical equity compensation that has been accumulated by each executive. Based on an analysis of the severance benefits paid to executives by companies within the peer group, the Compensation Committee believes that the severance payments provided to our named executive officers are competitive, reasonable and not excessive.

Perquisites

        It is our general practice not to provide significant perquisites or personal benefits to our named executive officers. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to named executive officers as necessary for recruiting purposes, retention purposes, or otherwise. There were no perquisites awarded during 2007 that are required to be disclosed in this Proxy Statement. Named executive officers, however, are eligible to participate in our 401(k) retirement plan and receive the same Company match that is available to all employees.

Policy Regarding Deductibility

        Our general approach is to seek to qualify the compensation paid to our named executive officers as deductible under Section 162(m) of the Internal Revenue Code but to preserve flexibility in allowing the Compensation Committee to make compensation awards consistent with the philosophy and policies described in this Compensation Discussion and Analysis. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Compensation Committee
Donald Kuhla, Chairman Calvin R. Stiller Rachel R. Selisker

2007 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal year-ended December 31, 2007. Mr. Beshar, Mr. Rackear and Mr. O'Callaghan each joined the Company in 2007. Dr. Coles separated from the Company in March 2008, at which time Dr. Nader was appointed Chief Executive Officer and President. Mr. Michel, Mr. Lasowski and Dr. Mueller separated from the Company during 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)		Option Awards ($)(2) (f)		Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($) (h)		Total ($) (i)

Francois Nader CEO and President	2007	421,077	—		73,283		149,059		226,932	10,125	(4)	880,476

Luke Beshar CFO and Senior VP	2007	30,923	15,000	(5)	—		11,363		—	—		57,286

Andrew Rackear Senior VP legal Affairs and General Counsel	2007	119,308	—		—		24,550		51,004	—		194,862

Brian O'Callaghan Senior VP and CCO	2007	62,500	50,000	(5)	—		14,582		31,172	5,507	(4)	163,761

N. Anthony Coles Former CEO and President	2007 2006	520,385 480,962	— —		762,760 360,789	(6)	642,882 336,407		450,000 245,291	— 1,213,159	(7)	2,376,027 2,636,608

Gerard J. Michel Former CFO and VP, Corporate Strategy	2007 2006	284,010 307,678	— —		152,433 21,055	(8)	410,739 367,460	(9)	— 92,342	638,775 9,900	(10)	1,485,957 798,435

Juergen Lasowski Former Senior VP Corporate Development	2007	273,416	—		370,825	(11)	91,221		—	555,233	(12)	1,290,695

Alan L. Mueller Former VP, Research	2007 2006	184,608 274,275	— —		88,202 18,769	(13)	376,239 293,071	(14)	— 68,912	572,185 9,900	(15)	1,221,234 664,927

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the respective fiscal years ended December 31, in accordance with FAS 123(R), of stock awards and may include expense for awards granted in and prior to that fiscal year. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the respective fiscal years ended December 31, in accordance with FAS 123(R), of stock option awards and stock appreciation rights and includes expense for awards granted in and prior to that fiscal year. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(3)
Reflects the amount paid to each named executive officer under our short-term incentive compensation program for the fiscal-year ended December, 31, 2007 or 2006. For additional information on our short-term incentive compensation program, see the section entitled "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis on page 26 of this Proxy Statement.

(4)
Reflects Company matching contributions to the 401(k) plan for the named executive officer.

(5)
Reflects a one-time cash sign-on bonus paid to the named executive officer upon joining the Company.

(6)
Reflects the following: (i) $100,000 extraordinary performance incentive paid in Company common stock; (ii) $300,000 retention bonus paid in Company common stock; and (iii) the dollar amount recognized for the fiscal year ended December 31, 2007 under FAS 123(R) for previously granted restricted stock units pursuant to Dr. Coles' Employment Agreement

(7)
Reflects the following relocation expenses paid by the company on behalf of Dr. Coles: (i) $893,736 relating to expense incurred by NPS in connection with the purchase and sale by an independent relocation company of Dr. Coles' Boston home, such expenses consisting of (a) mortgage payments, (b) tax, utility and insurance payments, (c) payment for certain repairs to the residence, (d) payment of broker's commissions and selling costs, and (e) net loss on the sale of the residence; (ii) $94,999 relating to airfare, hotel, car service, and meal expense in connection with Dr. Coles work-required travel between Boston and New Jersey during the relocation process; (iii) $94,196 relating to a tax gross-up paid to Dr. Coles for tax expense incurred in connection with his relocation to New Jersey; (iv) $80,803 relating to lending and closing costs in connection with Dr. Coles' purchase of his New Jersey home; and (v) $49,425 relating to moving, storage and related relocation expenses.

(8)
Reflects $184,607 Short Term Incentive Award, less the dollar amount reversed during the fiscal year ended December 31, 2007 under FAS 123(R) for a 2006 RSU retention grant that was forfeited.

(9)
Also reflects the dollar amount recognized for the fiscal year ended December 31, 2007 under FAS 123(R) for accelerated vesting of 59,411 stock options previously granted to Mr. Michel upon his separation from the Company.

(10)
Reflects the following cash remuneration paid to Mr. Michel upon his separation from the Company: (i) severance pay equal to 24 months of base salary, which amounts to $615,356; and (ii) a one-time cash payment of $13,294 for accrued and unused personal-time-off days. Also reflects Company matching contributions to the 401(k) plan of $10,125.

(11)
Reflects the following: (i) $50,000 extraordinary performance incentive paid in Company common stock; (ii) Short Term Incentive Award of $289,574 and (iii) the dollar amount recognized for the fiscal year ended December 31, 2007 under FAS 123(R) for accelerated vesting of 17,070 restricted stock units pursuant to Mr. Lasowski's Separation Agreement.

(12)
Reflects the following cash remuneration paid to Mr. Lasowski in connection with his separation from the Company in October 2007: (i) severance pay equal to 18 months of base salary, which amounts to $536,250; (ii) a one-time cash payment of $2,728 for accrued and unused personal-time-off days; and (iii) $6,130 in continued medical and dental insurance benefits from November 2007 through March 2008. Also reflects Company matching contributions to the 401(k) plan of $10,125.

(13)
Reflects $106,971 Short Term Incentive Award less the dollar amount reversed during the fiscal year ended December 31, 2007 under FAS 123(R) for a 2006 RSU retention grant that was forfeited.

(14)
Also reflects the dollar amount recognized for the fiscal year ended December 31, 2007 under FAS 123(R) for accelerated vesting of 55,407 stock options previously granted to Dr. Mueller upon his separation from the Company.

(15)
Reflects the following cash remuneration paid to Dr. Mueller in connection with his separation from the Company in August 2007: (i) severance pay equal to 24 months of base salary, which amounts to $548,550; (ii) a one-time cash payment of $4,928 for accrued and unused personal-time-off days; and (iii) $8,582 in continued medical and dental insurance benefits from September 2007 through March 2008. Also reflects Company matching contributions to the 401(k) plan of $10,125.

2007 GRANTS OF PLAN BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)	Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(2)		Exercise Price or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)(3)

Dr. Nader	1/16/07 4/16/07 7/2/07 7/16/07 9/10/07 10/15/07 n/a	12/6/06 12/6/06 2/2/06 12/6/06 9/10/07 12/6/06 n/a	— — — — — — 149,572	— — — — — — 260,126	— — — — — — 370,679	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —	8,875 8,875 64,500 18,750 94,714 18,750 —	(4) (4)	4.37 4.31 4.13 4.42 4.29 4.10 —	17,750 17,573 133,515 38,063 203,635 35,438 —

Mr. Beshar	11/20/07 n/a	9/10/07 n/a	— 67,923	— 118,126	— 168,330	— —	— —	— —	— —	200,000 —	(5)	4.05 —	404,900 —

Mr. Rackear	07/23/07 n/a	07/23/07 n/a	— 58,029	— 100,921	— 143,812	— —	— —	— —	— —	85,000 —	(5)	4.64 —	181,195 —

Mr. O'Callaghan	10/15/07 n/a	10/15/07 n/a	— 66,142	— 115,030	— 163,917	— —	— —	— —	— —	135,000 —	(5)	4.10 —	255,569 —

Dr. Coles	1/16/07 4/16/07 7/16/07 10/15/07	12/6/06 12/6/06 12/6/06 12/6/06	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —	22,500 22,500 22,500 22,500		4.37 4.31 4.42 4.10	45,000 44,550 45,675 42,525

Mr. Michel	1/16/07 4/16/07 7/16/07 10/15/07 01/03/08	12/6/06 12/6/06 12/6/06 12/6/06 12/5/07	— — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— — — — 51,856	8,275 8,275 8,275 8,275 —		4.37 4.31 4.42 4.10 —	16,550 16,385 16,798 15,640 184,607

Mr. Lasowski	4/16/07 7/16/07 12/14/07	12/6/06 12/6/06 12/5/07	— — —	— — —	— — —	— — —	— — —	— — —	— — 85,535	8,275 8,275 —		4.31 4.42 —	16,385 16,798 339,574

Dr. Mueller	1/16/07 4/16/07 7/16/07 12/13/07	12/6/06 12/6/06 12/6/06 12/5/07	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —	— — — 25,229	8,275 8,275 8,275 —		4.37 4.31 4.42 —	16,550 16,385 16,798 106,971

(1)
Reflects the threshold, target and maximum payment levels under our short term incentive compensation program for the fiscal year ended December 31, 2008. These amounts vary based on the individual's current salary and position.

(2)
Reflects stock options granted to each named executive officer under our long term incentive compensation program. Grants were made under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan. Options granted generally vest and become exercisable over four years as follows: 28% of the shares subject to the option vest at the end of the first year after grant, and 2% of the shares subject to the option vest monthly thereafter for three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.

(3)
Calculated in accordance with FAS 123(R).

(4)
Reflects a one-time stock option grant pursuant to Dr. Nader's employment offer letter.

(5)
Reflects a one-time sign-on stock option grant to the named executive officer pursuant to the executive's employment offer letter.

Employment Agreements

        We have not entered into employment agreements with any of our named executive officers, with the exception of our Chief Executive Officer and President, Dr. Francois Nader and our former Chief Executive Officer and President, Dr. Anthony Coles.

        Dr. Francois Nader.    On March 17, 2008 we entered into an Employment Agreement with Dr. Nader in connection with his appointment as Chief Executive Officer and President of the Company. The agreement has a three year initial term and will automatically renew for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term.

        Under the agreement, Dr. Nader is entitled to: (i) receive an annual base salary of $475,000, subject to annual adjustment by the Compensation Committee; (ii) participate in our short term incentive plan, with a 2008 target bonus opportunity of 60% of his base salary, which is effective March 17, 2008; and (iii) receive an annual long-term incentive target award of 90,000 stock options or other equity vehicles permitted under our equity plans, commencing April 1, 2008 and subject to the same four-year vesting schedule for equity awards granted to our other executives and employees. Pursuant to the agreement, we also made the following one-time awards to Dr. Nader upon the commencement date of the agreement: (i) 50,000 restricted stock units, or RSUs, which vest in one-third increments on each anniversary of the grant date, and (ii) 100,000 non-qualified stock options, or NQSOs, which vest according our standard four-year vesting schedule. Under the agreement, Dr. Nader is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Dr. Nader is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Dr. Nader's employment is terminated by NPS without cause, as defined in the agreement, or if Dr. Nader terminates his employment for good reason, as defined in the agreement, Dr. Nader would be entitled to the following severance benefits: (i) payment of any previously earned but unpaid base salary; (ii) payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred; (iii) severance in an amount equal to two (2) times Dr. Nader's base salary at the time of termination; (iv) payment of any vested RSUs; (v) immediate vesting of that portion of his stock options that would have vested if he had remained employed for an additional 24 months after his termination date; and (vi) an extended exercise period for stock options for 12 months after Dr. Nader's termination date. We also agreed to gross-up any payments to Dr. Nader under the agreement if such payments would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Nader after deduction of any such excise tax would be equal to the amount Dr. Nader would have received had there been no excise tax imposed on the payments.

        Dr. N. Anthony Coles.    On October 31, 2005, we entered into an Employment Agreement with Dr. Coles upon his commencement of employment with the Company. This agreement terminated in March 2008 in connection with Dr. Coles' separation from the Company.

        Under the agreement, Dr. Coles was entitled to: (i) receive an initial annual base salary of $450,000 subject to annual adjustment by the Compensation Committee, (ii) participate in our short-term incentive plan, and (iii) receive annual long-term incentive target awards with an annual value, based on the fair value of the equity award, of $600,000 to be granted as stock options, restricted stock units, or other vehicles as permitted under the our 2005 Omnibus Incentive Plan. Under the agreement, we also committed to consider the advancement of Dr. Coles to CEO within six months of the date of the commencement of his employment with the Company. In May 2006, Dr. Coles was elected by the Board as CEO and President of the Company.

        Pursuant to the agreement, we made the following one-time cash payments and awards on Dr. Coles' appointment date: (a) a one-time up-front cash payment of $200,000, which satisfied the payment of any bonus to Dr. Coles for his services during November and December 2005; (b) 180,000 RSUs, which had the following vesting schedule: 45,000 on the second year anniversary of hire, 90,000 on the fourth year anniversary of hire, and 45,000 on the fifth year anniversary of hire; (c) 150,000 stock settled stock appreciation rights, or SARs; and (d) 150,000 NQSOs. The agreement also required NPS to make an additional grant of 200,000 NQSOs to Dr. Coles, which were granted on May 11, 2006. The exercise price for the SARs and the NQSOs granted to Dr. Coles is equal to the fair market value of a share of NPS's common stock on the date of their respective grants. The SARs and the NQSOs were to vest over a four-year period, with 28% vesting at the end of the first year from the date of grant, and the remainder vesting at a rate of 2% per month thereafter during the duration of Dr. Coles' employment with NPS. However, as discussed in more detail below, the vesting of each of the RSUs, SARS and NQSOs granted to Dr. Coles was accelerated upon Dr. Coles' separation from the Company in March 2008.

        Under the agreement, NPS also agreed to reimburse Dr. Coles for expenses incurred in connection with his relocation to New Jersey. Specifically, in 2006, we relocated Dr. Coles from Massachusetts to New Jersey, which is the location of our corporate headquarters. In order to facilitate Dr. Coles' relocation, we entered into a relocation services agreement with an independent relocation company who we refer to as "the relocation company." Under the agreement, Dr. Coles received certain relocation assistance and related benefits from the relocation company. Pursuant to the agreement, the relocation company agreed to purchase Dr. Coles' former residence at a price equal to the average of three fair value market appraisals. The relocation company paid Dr. Coles the agreed upon purchase price by assuming existing mortgages on the former residence and paying Dr. Coles a cash payment for his remaining equity. Under the agreement, NPS was responsible for all expenses incurred by the relocation company in connection with Dr. Coles' former residence until the resale of the residence, including mortgage payments on the assumed mortgages, the cash payment to Dr. Coles for his equity, utility payments, repairs, maintenance and taxes. NPS paid the relocation company the foregoing expenses and the relocation company paid the expenses directly. Under the agreement, the relocation company marketed Dr. Coles' former residence for resale to unrelated third-party purchasers. In January 2007, the relocation company entered into a purchase agreement with a third-party for the sale of Dr. Coles' former residence and closed on that sale in March 2007. We incurred costs associated with, and received the net proceeds from, that sale. Under the agreement, we also paid certain lending and closing costs in connection with Dr. Coles' purchase of his New Jersey residence. In connection with Dr. Coles' relocation, we incurred aggregate costs of $1,213,159, which consist of the following expenses: (i) $893,736 relating to costs incurred by us in connection with the purchase and sale by the relocation company of Dr. Coles' former residence, consisting of (a) mortgage payments, (b) tax, utility and insurance payments, (c) payment for certain repairs to the residence, (d) payment of broker's commissions and selling costs, and (e) net loss on the sale of the residence: (ii) $94,999 relating to airfare, hotel, car service, and meal expense in connection with Dr. Coles' work-required travel between Boston and New Jersey during the relocation process, (iii) $94,196 relating to a tax gross-up paid to Dr. Coles for tax expense incurred in connection with his relocation to New Jersey, (iv) $80,803 relating to lending and closing costs in connection with Dr. Coles' purchase of his New Jersey residence; and (v) $49,425 relating to Dr. Coles' moving, storage and related relocation expenses.

        Dr. Coles was also entitled to receive all other benefits available to employees of the Company, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Although Dr. Coles was an employee-at-will under the agreement, he was entitled to severance benefits under certain circumstances upon the termination of his employment with NPS. Upon termination without cause, as defined in the agreement, Dr. Coles was entitled to receive: (i) his annual base salary for the longest of the remainder of the agreement term or 24 months; (ii) immediate vesting of all of the one-time equity awards granted upon his commencement of employment with NPS described above; (iii) immediate vesting of that portion of his stock awards that would have vested if he had remained employed for an additional 24 months after his termination date; and (iv) an extended exercise period for each stock award for the longer of (a) 24 months, or (b) such other period as he may be entitled under any NPS stock option plan, grant agreement, or retirement plan. Dr. Coles' separation from NPS in March 2008 was deemed a "termination without cause" under the agreement. Consequently, Dr. Coles received the foregoing severance benefits, which are also discussed later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." We also agreed to gross-up any payments to Dr. Coles under the agreement if such payments would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Coles after deduction of any such excise tax would be equal to the amount Dr. Coles would have received had there been no excise tax imposed on the payments.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards							Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Valuep of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Dr. Nader	40,000 3,372 2,840 — — — — — —		60,000 5,503 6,035 8,875 8,875 64,500 18,750 94,714 18,750		— — — — — — — — —	5.73 4.07 4.50 4.37 4.31 4.13 4.42 4.29 4.10	6/15/2016 7/17/2016 10/16/2016 1/16/2017 4/16/2017 7/2/2017 7/16/2017 9/10/2017 10/15/2017	43,067 — — — — — — — —		164,947 — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Mr. Beshar	—		200,000		—	4.05	11/20/2017	—		—	—	—

Mr. Rackear	—		85,000		—	4.64	7/23/2017	—		—	—	—

Mr. O'Callaghan	—		135,000		—	4.10	10/15/2017	—		—	—	—

Dr. Coles	81,000 81,000 9,169 8,069 84,000 8,550 7,200 — — — —	(3)	69,000 69,000 9,169 10,269 116,000 13,950 15,300 22,500 22,500 22,500 22,500	(3)	— — — — — — — — — — —	10.00 10.00 14.96 8.75 5.27 4.07 4.50 4.37 4.31 4.42 4.10	11/2/2015 11/2/2015 1/17/2016 4/17/2016 5/11/2016 7/17/2016 10/16/2016 1/16/2017 4/16/2017 7/16/2017 10/15/2017	135,000 — — — — — — — — — —	(2)	517,050 — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —

Mr. Michel	32,000 20,000 5,000 25,000 8,875 8,875 8,875 8,875 8,519 7,987 7,453 6,922 6,389 5,857 5,324 4,792		— — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — —	13.80 26.62 27.27 21.73 15.48 12.97 11.71 10.04 14.96 8.75 4.07 4.50 4.37 4.31 4.42 4.10	7/1/2012 6/13/2013 10/01/2013 5/20/2014 2/03/2015 4/15/2015 7/15/2015 10/17/2015 1/17/2016 4/17/2016 7/17/2016 10/16/2016 1/16/2017 4/16/2017 7/16/2017 8/9/2017	— — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — —

Mr. Lasowski	—		—		—	—	—	—		—	—	—

Dr. Mueller	5,250 20,000 20,000 20,000 20,000 8,875 8,875 8,875 8,520 7,987 7,455 6,921 6,390 5,857 5,325 4,792		— — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — —	10.75 29.53 22.30 26.62 21.73 15.48 12.97 11.71 10.04 14.96 8.75 4.07 4.50 4.37 4.31 4.42	5/24/2010 6/1/2011 5/23/2012 6/13/2013 5/20/2014 2/03/2015 4/15/2015 7/15/2015 10/17/2015 1/17/2016 4/17/2016 7/17/2016 10/16/2016 1/16/2017 4/16/2017 7/16/2017	— — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — —

(1)
Stock options generally vest and become exercisable over four years as follows: 28% of the shares subject to the option vest at the end of the first year after grant, and 2% of the shares subject to the option vest monthly thereafter for three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.

(2)
Reflects a grant of 180,000 RSUs to Dr. Coles upon his employment with the Company in November 2005. The remaining unvested portion of Dr. Coles' RSU grant vested upon his separation from the Company in March 2008.

(3)
Reflects the vested and unvested portion of a SAR awarded to Dr. Coles upon his employment with the Company in November 2005. Dr. Coles' SAR is settled in common stock of the Company if and when exercised, and contains terms with respect to vesting, expiration, and termination which are identical to those set out in footnote (1) above. The remaining unvested portion of Dr. Coles' SAR award vested upon his separation from the Company in March 2008.

OPTION EXERCISES AND STOCK VESTED IN 2007

Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)		Value Realized on Vesting ($)(e)

Dr. Nader	—	—	—		—

Mr. Beshar	—	—	—		—

Mr. Rackear	—	—	—		—

Mr. O'Callaghan	—	—	—		—

Dr. Coles	—	—	45,000	(2)	218,250

Mr. Michel	—	—	—		—

Mr. Lasowski	—	—	17,070	(1)	95,421

Dr. Mueller	—	—	—		—

(1)
In October 2006, Mr. Lasowski received an RSU award pursuant to our 2006 retention program. This award vested in full on October 1, 2007 with a market value of $5.59 per share based on the closing market price of our common stock on the NASDAQ stock market as of that date.

(2)
In November 2005, Dr. Coles received a grant of 180,000 RSUs, 45,000 of which vested on the second anniversary of the grant date, or November 2, 2007, with a market value of $4.85 per share based on the closing market price of our common stock on the NASDAQ stock market as of that date.

Potential Payments upon Termination or Change in Control

        The following narrative and table summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with the termination of employment of the named executive officer, including a change in control of the Company. For purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on the last business day of our last completed fiscal year, and that the price per share of our common stock is the closing market price on the NASDAQ stock market as of that date, or $3.83. However, for those named executive officers who separated from the Company during 2007 and 2008, we have disclosed the actual amount paid out upon their separation from the Company.

        Our named executive officers may be entitled to payments and other benefits upon separation from the Company under employment agreements, employment offer letters, or our Change in Control Severance Pay Plan. During 2007, we utilized an Executive Retention Program to retain key executives in connection with our 2007 restructuring initiative. This retention program concluded on December 31, 2007 and is no longer offered as severance program to our named executive officers. Mr. Lasowksi received severance benefits (as described below) under the Executive Retention Program upon his separation from the Company in 2007.

        In 2002, we entered into agreements with certain of our named executive officers, which provided the executive with certain benefits upon separation from the Company under certain circumstances. We refer to these agreements as "Termination Rights Agreements". We entered into Termination Rights Agreements with Mr. Michel and Dr. Mueller. We no longer enter into Termination Rights Agreements with our named executive officers. Mr. Michel and Dr. Mueller each received severance benefits (as described below) under their Termination Rights Agreement upon their separation from the Company in 2007. A summary of each of our contractual severance arrangements is provided below.

        Employment Agreements.    We have not entered into employment agreements with our named executive officers, with the exception of our Chief Executive Officer and President, Dr. Nader and our former Chief Executive Officer and President, Dr. Coles. A summary of the type of severance benefits provided under Dr. Nader's and Dr. Coles' employment agreements is provided on pages 35 and 36 of this Proxy Statement under the caption "Employment Agreements."

        Employment Offer Letter.    We provide severance benefits to our named executive officers as part of the executive's employment offer letter on a case-by-case basis. In light of the volatility of our business in connection with our recent restructuring initiatives, we offered severance benefits through employment offer letters to Mr. Beshar, Mr. Rackear and Mr. O'Callaghan.

        Mr. Beshar.    Our employment offer letter to Mr. Beshar provides the following severance benefits to Mr. Beshar following (i) a termination without cause (as defined in the letter) by the Company, or (ii) a termination by Mr. Beshar for good reason (as defined in the letter), in each case where a change in control of the Company has not occurred:

  •
  Severance pay equal to Mr. Beshar's base salary at the time of termination for 18 months; and

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of 18 months or until Mr. Beshar secures other benefits, whichever occurs first.

        Mr. Rackear and Mr. O'Callaghan.    Each of our employment offer letters to Mr. Rackear and Mr. O'Callaghan provides the following severance benefits to the executive following a termination without cause (as defined in the letter) by the Company where a change in control of the Company has not occurred:

  •
  Severance pay equal to the executive's base salary at the time of termination for 18 months; and

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of 18 months or until the executive secures other benefits, whichever occurs first.

        Change in Control Severance Pay Plan.    We have adopted a Change in Control Severance Pay Plan to provide severance benefits to named executive officers whose employment is subject to being terminated following a change in control of NPS. Under this plan, if at any time within 24 months following a change in control of NPS, the executive terminates his or her employment with the Company for good reason, such as a material reduction in the executive's title, authority, base pay, or relocation of the executive's job location or any other event which materially alters the executive's job prospects within the Company, or if NPS terminates the executive's employment for other than cause, death or permanent disability, the executive is entitled to receive the following severance benefits:

  •
  Severance pay in an amount equal to the sum of the executive's annual base salary and target short term incentive, divided by 12 and multiplied by the severance period. The severance period for the CEO is 24 months and is 18 months for all other named executive officers;

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of up to 18 months or until such executive secures other benefits, whichever occurs first.

  •
  Accelerated vesting of up to 24 months of previously granted but not exercised stock options; and

  •
  An extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

A "Change-in-Control" under the plan includes: (i) a dissolution, liquation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company's common stock outstanding prior to the merger are converted by virtue of the merger into other property; (iv) an event such as a merger or acquisition where the Company is the surviving entity, but other elements of a change in control are present, (v) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, or (vi) a transaction which the Board determines in its sole discretion constitutes a change in control.

Historical Severance Arrangements

        Executive Retention Program.    To the extent that a named executive officer was a member of the Executive Management Team and did not have an employment agreement or Termination Rights Agreement, such executive was entitled to post-employment benefits under our Executive Retention Program if that executive's employment was terminated in connection with our 2007 restructuring initiative. Under this program, a named executive officer was entitled to the following benefits following a termination without cause where a change in control had not occurred:

  •
  Severance pay equal to the executive's base salary at the time of termination for 18 months;

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for 18 months or until the executive secures other benefits, whichever occurs first; and

  •
  Accelerated vesting of any equity retention grants.

As discussed above, the Executive Retention Program concluded on December 31, 2007 and is no longer offered as severance program to our named executive officers. Mr. Lasowksi received benefits under our Executive Retention Program upon his separation from the Company in 2007.

        Termination Rights Agreements.    Mr. Michel and Dr. Mueller were the only remaining executives with Termination Rights Agreements. Both Mr. Michel and Dr. Mueller separated from NPS in 2007 and were entitled to the following benefits under their Termination Rights Agreement:

  •
  Severance pay equal to the executive's base salary at the time of termination for 24 months, payable in installments or, if mutually agreed to by the parties, lump sum;

  •
  Continued medical and dental benefits, payable by the Company, for 18 months or until the executive secures other benefits, whichever occurs first;

  •
  Accelerated vesting of up to 24 months of previously granted but not exercised stock options; and

  •
  An extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

As discussed above, we no longer enter into Termination Rights Agreements with our named executive officers.

        Paid Time Off Payment.    Under each termination of employment scenario described above, each named executive officer would be entitled to a payment for his accrued but unused paid time off days in accordance with Company policy. Under our policy, an executive or employee whose employment is terminated prior to the first anniversary of employment is not paid for accrued but unused paid time off days. After the first anniversary of employment, executives and employees are paid a maximum of 160 hours of accrued but unused paid time off days.

        Retirement Plan.    Our matching contribution to our executives' and employees' 401(k) retirement plan vest based on a two year vesting schedule. As of December 31, 2007, our matching contributions to Mr. Michel, Mr. Lasowski and Dr. Mueller and were fully vested. Our matching contributions to Dr. Nader, Mr. Beshar, Mr. Rackear and Mr. O'Callaghan were partially vested. Because the Company does not enhance the benefits payable under its retirement plans if the employment of one of the named executive officers terminates, we do not report any amount in respect of these plans in the table below.

        Equity Plan Change in Control Provisions and Retirement Provisions.    Each of our equity plans under which options have been granted to our named executive officers and employees provides for the acceleration of vesting for all non-vested options held by the executive or employee at the time of a significant corporate transaction involving a change of control of NPS. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the officer's or employee's option agreement with NPS. Each of our equity plans also provides for an additional two years of option vesting for individuals who retire from NPS and to allow such individuals to exercise their vested options for the remaining term of the option.

Company Separation Agreements

        Under each termination of employment scenario described above, each named executive officer would be required to enter into our standard separation agreement in order to receive the benefits described under the particular scenario. The agreement contains customary provisions with respect to separation and, among other things, would require each named executive officer to continue to abide by the covenants made by the executive in the executive's Invention Assignment, Non-Disclosure and Non-Competition Agreement and would also require the executive to waive and release all claims against the Company which arise out of the executive's employment with the Company. Our separation agreement also requires the Company and the executive to continue to abide by the indemnity obligations contained in the Indemnity Agreement signed by the Company and the executive upon commencement of the executive's employment.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits (a)	Resignation or Voluntary Termination ($) (b)	Termination for Cause ($) (c)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Without Change in Control ($) (d)		Involuntary Termination Without Cause or Voluntary Termination for Good Reason After Change in Control ($) (e)

Dr. Nader Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off RSU Retention Grant Acceleration Stock Option Acceleration(3) Total	— — 25,732 — — 25,732	— — 25,732 — — 25,732	631,616 22,068 25,732 164,947 — 844,363	(1) (2)	884,262 22,068 25,732 164,947 846,961 1,943,970	(2)

Mr. Beshar Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option Acceleration(3) Total	— — — — —	— — — — —	502,560 22,068 — — 524,628	(2)	502,560 22,068 — 393,537 918,165	(2)

Mr. Rackear Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option Acceleration(3) Total	— — — — —	— — — — —	423,000 22,068 — — 445,068	(2)	549,900 22,068 — 156,644 728,612	(2)

Mr. O'Callaghan Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option Acceleration(3) Total	— — — — —	— — — — —	487,000 22,068 — — 509,068	(2)	633,750 22,068 — 262,100 917,918	(2)

Dr. Coles(4) Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option, SAR and RSU Acceleration(3) Tax Gross Up Total	— — — — — —	— — — — — —	1,000,000 — 30,966 2,021,536 — 3,052,502		— — — — — —

Mr. Michel(4) Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option Acceleration(3) Total	— — — — — —	— — — — — —	615,356 — 13,294 410,739 1,039,389		— — — — —

Mr. Lasowski(4) Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off RSU Retention Grant Acceleration Total	— — — — —	— — — — —	536,250 22,068 2,728 65,720 626,766	(2)	— — — — —

Dr. Mueller(4) Severance Pay Medical Benefits Continuation Payment for Accrued /Unused Paid Time Off Stock Option Acceleration(3) Total	— — — — —	— — — — —	548,550 22,068 4,928 376,239 951,785	(2)	— — — — —

(1)
For purposes of the quantitative disclosure in the table, we have assumed that Dr. Nader's termination took place on the last business day of our last completed fiscal year. Accordingly, the information in column (d) is based upon the severance benefits provided under the Executive Retention Program because Dr. Nader's Employment Agreement was not in place until March 17, 2008.

(2)
Figure assumes that the Company pays continued medical and dental benefits for the full 18 months.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R).

(4)
The financial information included in the table represents the actual severance benefits paid to the executive upon separation from the Company in 2007 or 2008.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,473,934	$11.25	2,522,765
Equity compensation plans not approved by security holders	None	N/A	None

Total	5,473,934	$11.25	2,522,765

(1)
Consists of shares of common stock issuable under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan.

2005 Omnibus Incentive Plan

        In March 2005, the Board adopted the 2005 Omnibus Incentive Plan, or 2005 Omnibus Plan, which was subsequently approved by the stockholders on May 12, 2005. There were a total of 2,700,000 shares initially authorized for issuance under the 2005 Omnibus Plan. As of December 31, 2007, no options have been exercised, 527,739 shares have been awarded to nonemployee directors for services, and total awards and options to purchase 1,449,999 shares of common stock were outstanding with option exercise prices ranging from $4.07 to $14.96 per share, with a weighted average exercise price of $7.26. As of December 31, 2007, 735,218 shares remain available for future option grants under the 2005 Omnibus Plan.

        The 2005 Omnibus Plan was adopted to provide a means to secure and retain the services of present and future employees, directors and consultants and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote the long-term interests of NPS, including growth in the value of NPS's equity and enhancement of long-term stockholder value. The 2005 Omnibus Plan is administered by the Board of Directors of NPS, though the Board has delegated administration of the plan to the Compensation Committee.

        The 2005 Omnibus Plans permits grants of stock options, including both incentive stock options, or ISO, and non-qualified stock options, or NQSO, provided that only employees of NPS and its subsidiaries may receive a grant of an ISO; stock appreciation rights, or SARS; restricted stock and restricted stock units, and stock units; performance shares and performance units; cash-based awards; and other stock-based awards or dividend equivalents. The exercise price of options and SARS under the Plan must be at least equal to 100% of the fair market value of NPS's common stock as determined on the grant date (110% of the fair market value in the case of an ISO if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The maximum term of an option and SAR under the 2005 Omnibus Plan is ten years (five years if the grant is an ISO to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). Certain awards under the Plan are subject to limitations as follows:

  •
  The maximum aggregate number of shares subject to options and stock appreciation rights granted in any one fiscal year to any one participant is 150,000, in each case, plus the amount of the participant's unused award limit (in each case) from the previous fiscal year.

  •
  The maximum aggregate number of shares with respect to awards of restricted stock/units and performance shares/units in any one fiscal year to any one participant is 80,000, in each case, plus the amount of the participant's unused award limit (in each case) from the previous fiscal year.

  •
  The maximum aggregate amount awarded with respect to cash-based awards and other stock-based awards in any one fiscal year to any one participant may not exceed $1,000,000 with respect to cash-based awards and 80,000 shares with respect to other stock-based awards, plus the amount of the participant's unused award limits (in each case) from the previous fiscal year.

        Unless terminated or discontinued by the Board, the 2005 Omnibus Plan will expire on May 12, 2015. No awards may be made after that date. However, awards granted prior to the expiration of the 2005 Omnibus Plan will remain outstanding in accordance with their applicable terms and conditions. Without the approval of our stockholders, no stock option or SAR issued under the 2005 Omnibus Plan may be amended to reduce the exercise or grant price, and no stock option or SAR may be canceled or replaced with an option or SAR having a lower exercise or grant price, except in connection with a stock dividend, stock split or other distribution, merger, consolidation or similar corporate transaction or event, in order to prevent a dilution or enlargement of the benefits, or potential benefits, intended to be provided under the 2005 Omnibus Plan. In the event of a specified type of merger or other corporate reorganization, the time during which awards outstanding under the Plan become vested shall be accelerated and all outstanding awards shall become immediately exercisable upon such event.

1998 Stock Option Plan

        On March 3, 1998, the Board adopted the 1998 Stock Option Plan, or the 1998 Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares initially authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000, to 4,900,000 shares in May 2002, and to 6,500,000 in August 2003. As of December 31, 2007, options to purchase a total of 854,420 shares of common stock had been exercised for cash and services under the 1998 Plan at a weighted average exercise price of $13.56 per share. As of December 31, 2007, options to purchase 3,851,393 shares of common stock were outstanding with exercise prices ranging from $3.85 to $36.12 per share, with a weighted average exercise price per share of $13.56. As of December 31, 2007, 1,787,547 shares remain available for future option grants under the 1998 Plan. The material features of the 1998 Plan are described under the caption entitled "Summary of the 1998 Plan" on page 5 of this Proxy Statement.

2007 DIRECTOR COMPENSATION

Compensation of Directors

        In 2007, the Compensation Committee retained Hewitt Associates, or Hewitt, to assist it in its review of director compensation practices, including the competitiveness of pay levels, compensation design issues, market trends, and technical considerations. The Compensation Committee regularly evaluates Hewitt's performance and has the final authority to engage and terminate Hewitt. For 2007, the Compensation Committee did not recommend, and the Board did not implement, any changes to our non-employee director compensation program.

        Nonemployee directors of NPS are compensated for their services as directors through the payment of annual retainer fees, meeting fees and non-retainer equity awards granted under our 2005 Omnibus Incentive Plan.

  •
  Annual retainer, nonretainer, and meeting fees are paid in equity awards of deferred stock units. Prior to June 2006, annual retainer and meeting fees were paid in cash and a nonemployee director could elect to receive either 50% or 100% of such retainer and meeting fees, that were otherwise payable in cash, in equity awards of deferred stock units. In June 2006, the Board determined that all future retainers, non-retainers, and meeting fees would be paid in deferred stock units. Grants of deferred stock units are made under our 2005 Omnibus Incentive Plan.

  •
  We also reimburse outside directors for out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

        A detailed presentation of the fees a nonemployee director may earn for service on the Board follows:

Type of Fee	Amount

Annual Retainer	$19,000

Chairman of the Board Additional Annual Retainer	$10,000

Committee Chair Additional Annual Retainer	$10,000

Board Meeting (attended in person)	$1,500

Board Meeting (attended telephonically)	$750

Audit Committee Meeting (attended in person)	$2,000

Audit Committee Meeting (attended telephonically)	$1,000

Committee Meeting in Person (non-audit, per meeting)	$1,000

Committee Meeting (non-audit, per meeting, attended telephonically)	$500

Committee Meeting (attended by Chairman in person)	$1,000

Committee Meeting (attended by Chairman telephonically)	$500

Non-Retainer Annual Equity Award Value	$62,500

        Annual retainers are paid following our Annual Meeting of Stockholders, customarily held in May of each year. Annual nonretainer equity is paid in four (4) equal quarterly installments. Meeting fees earned during the calendar quarter are payable in lump sum in the immediately proceeding calendar quarter. Deferred stock units will be distributed to directors no earlier than: (a) a director's separation from service from the Company, (b) a director's disability; (c) a director's death; or (d) the sale of substantially all the assets of NPS.

2007 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards(2) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Michael W. Bonney	—	125,750	—	—	—	—	125,750

N. Anthony Coles(3)	—	—	—	—	—	—	—

Santo J. Costa(4)	—	26,625	15,153	—	—	—	41,778

James G. Groninger	—	99,250	11,105	—	—	—	110,355

Hunter Jackson(4)	—	25,125	—	—	—	—	25,125

Joseph Klein, III(4)	—	28,125	3,821	—	—	—	31,946

Donald E. Kuhla	—	119,000	11,105	—	—	—	130,105

Rachel R. Selisker	—	124,500	—	—	—	—	124,500

Calvin R. Stiller	—	105,250	11,105	—	—	—	116,355

Peter G. Tombros	—	134,000	11,105	—	—	—	145,105

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards of deferred stock units to non-employee directors. Also reflects the grant date fair value of, in accordance with FAS 123(R), of awards of deferred stock units to non-employee directors.

(2)
We did not grant stock options to non-employee directors during 2007. The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of stock options granted to non-employee directors prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2007.

(3)
Dr. Anthony Coles was an employee of the Company and received no compensation for his services as a director.

(4)
Dr. Jackson, Mr. Klein and Mr. Costa retired from the Board in May 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 6, 2008, by: (a) all those known by us to be beneficial owners of more than five percent of our outstanding common stock; (b) each current director and nominee for director; (c) each of the named executive officers referenced in the Summary Compensation Table; and (d) all of our named executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Beneficial Owners of More Than 5%
Biotechnology Value Fund, L.P. 900 N. Michigan Avenue, Suite 1100 Chicago, IL 60611	4,938,215	10.5%
Wellington Management(2) 75 State Street Boston, MA 02109	4,235,388	9.0%
OrbiMed Advisors LLC(3) 767 Third Avenue, 30th Floor New York, NY 10017	4,069,800	8.7%
Renaissance Technologies, LLC 800 Third Avenue, 33rd Floor New York, NY 10022	3,255,700	7.0%
Great Point Partners, LLC 2 Pickwick Plaza, Suite 450 Greenwich, CT 06830	3,080,400	6.5%
Directors and Named Executive Officers
Francois Nader(4)	82,051	*
Luke Beshar	0	*
Andrew Rackear	0	*
Brian O'Callaghan	0	*
N. Anthony Coles(5)	550,423	1.16%
Gerard J. Michel	170,743	*
Juergen Lasowski	0	*
Alan L. Mueller	165,122	*
Donald E. Kuhla(6)	129,244	*
Peter G. Tombros(6)	137,687	*
Calvin R. Stiller(6)	78,305	*
James G. Groninger(7)	71,544	*
Michael W. Bonney(6)	74,786	*
Rachel R. Selisker(6)	73,321	*
Directors and Officers as a group (14 persons)	1,500,346	3.12%

    *
    Means less than 1%.

        The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Where information is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided on such schedules. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has voting or investment power.

        Except as set forth herein, the address of the persons set forth above is the address of NPS appearing elsewhere in this Annual Report.

(1)
The number of shares of common stock issued and outstanding on March 6, 2008, was 47,046,900 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at March 6, 2008, plus shares of common stock subject to options and/or DSUs held by such person at March 6, 2007, and exercisable or vesting within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2)
These securities are owned by various individual and institutional investors, for whom Wellington Management Company, LLP serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange, Wellington is deemed to be a beneficial owner of such securities.

(3)
Includes 785,500 shares held by OrbiMed Capital, LLC, an affiliate of Orbimed Advisors, LLC. All securities listed under OrbiMed are owned by various individual and institutional investors, for whom OrbiMed serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange Act, OrbiMed is deemed to be a beneficial owner of such securities.

(4)
These figures include 62,601 shares that are issuable pursuant to options, which become exercisable within 60 days of March 6, 2008.

(5)
These figures include 344,121 shares that are issuable pursuant to options, which become exercisable within 60 days of March 6, 2008 and 135,000 shares that are issuable pursuant to DSUs, which are vested or will become vested within 60 days of March 6, 2008.

(6)
These figures include (i) shares that are issuable pursuant to options, which become exercisable within 60 days of March 6, 2008 as follows: 20,940 for Mr. Kuhla, 32,940 for Mr. Tombros, and 31,236 for Mr. Stiller; and (ii) shares that are issuable pursuant to DSUs, which are vested or will become vested within 60 days of March 6, 2008 as follows: 67,504 for Mr. Kuhla, 78,247 for Mr. Tombros, 47,069 for Mr. Stiller, 73,321 for Ms. Selisker and 70,786 for Mr. Bonney.

(7)
Includes 1,000 shares held by Mr. Groninger's spouse, of which he disclaims beneficial ownership. Also includes 11,940 shares that are issuable pursuant to options, which become exercisable within 60 days of March 6, 2008 and 58,604 DSUs which are vested or become vested within 60 days of March 6, 2008.

Rule 10b5-1 Plans

        We have adopted a policy and implemented procedures allowing directors, officers and employees to effect sales of NPS's securities under SEC Rule 10b5-1. Under this rule, directors and officers may adopt a prearranged contract, instructions, or written plan arranging for the sale of Company securities on specified conditions. Prearranged plans have already been implemented and additional such plans may be adopted from time to time.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Commission reports of ownership and changes in ownership of our common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, during the fiscal year ended December 31, 2007, we believe that all of these filing requirements were satisfied by our directors, officers and 10% holders, except that we were late in filing one Form 4 for one transaction for Dr. Coles, one Form 4 for one transaction for Dr. Nader, and one Form 4 for one transaction for Mr. Bonney.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        We maintain policies and procedures relating to the review, approval or ratification of transactions in which NPS is a participant and in which any of our directors, executive officers, 5% stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related persons. Our Code of Business Conduct and Ethics, which is available on our website at www.npsp.com, prohibits our directors, executive officers, and employees and in some cases, their family members, from engaging in specified activities without prior written consent from the General Counsel. These activities typically relate to situations where an NPS employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with NPS, or who stands to benefit in some way from such a relationship or activity. Members of our Board of Directors are also required to disclose potential conflicts of interest to us for evaluation.

        Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify us of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible. In addition, the Board annually determines the independence of directors based on a review by the Board and the Nominating and Governance Committee as described under "Independence of Board" above. The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving in advance any related person transactions as defined under Securities and Exchange Commission regulations.

        We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under Securities and Exchange Commission rules are appropriately reviewed and approved. There are no related party transactions that are required to be disclosed in this Proxy Statement.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Andrew Rackear Senior Vice President, General Counsel and Secretary

April 18, 2008

ANNEX A

NPS PHARMACEUTICALS, INC.
1998 STOCK OPTION PLAN

1.
GENERAL.

1.1
Purpose.    The 1998 Stock Option Plan has been established by the Company to provide a means by which employees, directors, and consultants of the Company and its Affiliates may be given the opportunity to benefit from increases in value of NPS stock through the granting of Options. NPS seeks to (a) retain the services of present employees, directors, and consultants; (b) secure and retain the services of new employees, directors, and consultants; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

1.2
Types of Options.    The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Board Committee (see paragraph 3.2), be either Incentive Stock Options or Nonstatutory Stock Options (defined below).

1.3
Definitions.    Unless otherwise defined, capitalized terms shall have the meaning set forth in Section 2.

2.
DEFINITIONS.

2.1
Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

2.2
Board means the Board of Directors of the Company.

2.3
Code means the Internal Revenue Code of 1986, as amended.

2.4
Committee means a Committee appointed by the Board in accordance with paragraph 3.2 herein.

2.5
Company means NPS Pharmaceuticals, Inc., a Delaware corporation.

2.6
Consultant means any person (including an advisor) engaged by the Company or an Affiliate to render consulting services under arrangements intended to compensate such person for such services. The term "Consultant" shall not include a Director who is paid only a director's fee by the Company or who is not compensated by the Company for services as a Director.

2.7
Continuous Status as an Employee, Director, or Consultant means the employment or relationship as an Employee, Director, or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of:

2.7.1
any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or

2.7.2
transfers between locations of the Company or between the Company, Affiliates or its successor.

2.8
Day of Determination means the date of the occurrence of an event that requires the determination of the Fair Market Value of an award made hereunder.

  2.9
  Director means a member of the Board.

  2.10
  Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.

  2.11
  Employee means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  2.12
  Exchange Act means the Securities Exchange Act of 1934, as amended.

  2.13
  Fair Market Value means, as of any date, the value of the common stock of the Company as determined as follows:

  2.13.1
  If the common stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing price for such stock on the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable. In the event the Day of Determination falls on a date that the Nasdaq system is closed, then the Fair Market Value shall be the closing sales price for such stock on the last market trading day prior to the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable.

  2.13.2
  If the common stock is quoted on Nasdaq (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

  2.13.3
  In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

  2.14
  Incentive Stock Option (or "ISO") means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  2.15
  Non-Employee Director means a Director who is considered to be a "Non-Employee Director" in accordance with Rule 16b-3(b)(3), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

  2.16
  Nonstatutory Stock Option (or "NSO") means an Option not intended to qualify or not eligible to qualify as an ISO or an ISO which, subsequent to its date of grant, no longer qualifies as an ISO under Section 422 of the Code.

  2.17
  Officer means a person who is an officer of the Company within the meaning of Section 16a-1(f) of the Exchange Act and the rules and regulations promulgated thereunder.

  2.18
  Option means a stock option granted pursuant to the Plan.

  2.19
  Option Agreement means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.

  2.20
  Optionee means an Employee, Director, or Consultant who holds an outstanding Option.

  2.21
  Outside Director means a Director who is considered to be an "Outside Director" in accordance with Section 162(m) of the Code, or any other applicable Code sections, regulations, or interpretations of the IRS.

  2.22
  Plan means this 1998 Stock Option Plan.

  2.23
  Rule 16b-3 means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

  2.24
  Securities Act means the Securities Act of 1933, as amended.

3.
ADMINISTRATION.

3.1
Powers and Authority.    The Plan shall be administered by or under the direction of the Board unless and until the Board delegates administration to a Committee, as provided in paragraph 3.2. The Board shall have the power subject to and within the limitations of the express provisions of the Plan:

3.1.1
To determine from time to time: (a) which of the persons eligible under the Plan shall be granted Options; (b) when and how Options shall be granted; (c) whether an Option shall be intended to qualify as an ISO; (d) the provisions of each Option granted (which need not be identical) including the time or times when a person shall be permitted to receive stock pursuant to the exercise of such Option; (e) whether a person shall be permitted to exercise such Option; and (f) the number of shares with respect to which Options shall be granted to each such person.

3.1.2
To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

3.1.3
To amend the Plan as provided in Section 12.

3.1.4
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

3.2
Delegation.    The Board may delegate administration of the Plan to a Board committee composed of not fewer than two members (the "Committee"). All members of the Committee shall be Outside Directors or Non-Employee Directors, to the extent necessary to comply with the applicable provisions of Rule 16b-3 and Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall in such event, be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Board or the Committee may delegate to the Chief Executive Officer of the Company the authority to make grants to eligible persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other terms as the Board or the Committee deems necessary or desirable.

3.3
Director Status.    Any requirement that an administrator of the Plan be a Non-Employee Director or an Outside Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

4.
SHARES SUBJECT TO THE PLAN.

4.1
Available Shares.    Subject to the provisions of Section 11, the number of shares that may be issued pursuant to Options granted hereunder shall not exceed in the aggregate six million five hundred thousand (6,500,000) shares of the Company's common stock.

4.2
Forfeited or Canceled Shares.    Any shares of stock for which an Option has been granted under the Plan that are forfeited because of the failure to meet an Option grant contingency or condition shall again be available for delivery pursuant to new grants under the Plan. To the extent any shares of stock covered by an Option are not delivered to an Optionee or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

4.3
Payment with Shares.    If the exercise price of any Option granted under the Plan is satisfied by tendering shares of stock to the Company (by either actual delivery or by attestation), only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

4.4
Plan Limits.    Shares of stock delivered under the Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or Affiliate acquiring another entity (or an interest in another entity). Subject to the provisions of Section 11, the maximum number of shares that may be covered by grants to any one individual shall be 750,000 shares during any three consecutive calendar years.

5.
ELIGIBILITY.

5.1
Option Type.    ISOs may be granted only to Employees. NSOs may be granted to Employees, Directors, or Consultants.

5.2
Section 16 Compliance.    No Officer or Director shall be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of an Officer or Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Officer or Director, the Plan otherwise complies with the requirements of Rule 16b-3. This paragraph 5.2 shall not apply if the Board or Committee expressly declares that it shall not apply.

6.
OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1
Term.    No Option shall be exercisable after the expiration of ten years from the date it was granted.

6.2
Price.    The exercise price of each Option shall be not less than 100% of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

6.3
Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations:

6.3.1
in cash; or

    6.3.2
    by delivery of already-owned shares of common stock of the Company, held by the Optionee for at least six months, or a combination of cash and already-owned shares of common stock of the Company; or

    6.3.3
    according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 6.4; or

    6.3.4
    pursuant to a broker assisted exercise same-day sales program; or

    6.3.5
    as required in the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option; or

    6.3.6
    any combination of 6.3.1 through 6.3.5 above.

    In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

  6.4
  Transferability.

  6.4.1
  Incentive Stock Options.    In order for an Option to qualify for treatment as an ISO, it may not be transferable except by will or by the laws of descent and distribution. In the event an Optionee transfers such Option, such transfer shall constitute a disqualifying event and the Option shall no longer qualify as an ISO but shall be considered a NSO under the terms of this Plan.

  6.4.2
  Nonstatutory Stock Option.    The Board or Committee may, in its discretion, authorize all or a portion of the NSOs to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children, or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, (ii) the Option Agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred Options shall be prohibited except those occurring by will or the laws of descent and distribution, and (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred Options, including paragraphs 6.5 through 6.9. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

  6.4.3
  Unless transfer by an Optionee is specifically provided for in an Option Agreement, a NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the NSO is granted only by such person or any transferee pursuant to a QDRO.

  6.5
  Vesting.    The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance criteria) as the Board may deem appropriate. The provisions of this paragraph 6.5 are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  6.6
  Securities Law Compliance.    The Company may require any Optionee, or any person to whom an Option is transferred under paragraph 6.4, as a condition of exercising any such Option, (a) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

  6.7
  Termination of Employment or Relationship as an Employee, Director, or Consultant.    In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an ISO, the Board shall determine such period of time (in no event to exceed three months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Provided, however, that in the event an employee is a Covered Employee as defined under the Company's Severance Plan, and such employee's status as an employee is terminated as a result of a change-in-control as defined in the Severance Plan and such employee has elected to receive the severance benefit provided for in the Severance Plan then all employee's vested options shall remain exercisable for a period of two years from the date of termination of such employee's employment with the Company.

  6.8
  Retirement of Optionee.    Notwithstanding any contrary Plan provision, in the event an Optionee's employment as an Employee, Director, or Consultant terminates due to Optionee's Retirement, the Optionee shall vest in that number of shares subject to the Option that would have vested had the Optionee remained an Employee, Director or Consultant for an additional two (2) years from the date of Retirement. In addition, the Option shall remain exercisable until the expiration of its term. For purposes of this paragraph, Retirement shall mean the termination of service with the Company or an Affiliate of an Optionee on or after the date on which the Optionee's number of completed years of service with the Company or

    Affiliate and age equal or exceed seventy (70) (including termination due to death or Disability after such time).

  6.9
  Disability of Optionee.    In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

  6.10
  Death of Optionee.    In the event of the death of an Optionee, the Option may be exercised, at any time within eighteen months following the date of death (or such shorter period specified in the Option Agreement, but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance, or by assignment as provided herein, does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

  6.11
  Early Exercise.    The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any nonvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

  6.12
  Withholding.    To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means:

  6.12.1
  cash payment; or

  6.12.2
  authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or

  6.12.3
  delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.
NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS.    Except for certain adjustments due to corporate transactions described in Section 11, the exercise price for any outstanding Option granted under the Plan may not be decreased after the Day of Determination for such Option grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

8.
COVENANTS OF THE COMPANY.

8.1
Stock Availability.    During the terms of the Option granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such grants up to the number of shares of stock authorized under the Plan.

  8.2
  Authority.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock acquired under the grants, provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency, the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

9.
USE OF PROCEEDS FROM STOCK.    Proceeds from the exercise of Options under the Plan shall constitute general funds of the Company.

10.
MISCELLANEOUS.

10.1
Acceleration.    The Board or the Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

10.2
Ownership Rights.    Neither an Optionee nor any person to whom an Option is transferred under paragraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

10.3
Employment Rights.    Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or Optionee with or without cause.

10.4
ISO Value Limit.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which ISOs granted after 1998 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

11.
ADJUSTMENTS UPON CHANGES IN STOCK AND CORPORATE TRANSACTIONS.

11.1
Stock Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

11.2
Corporate Transactions.    In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation; (b) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; (c) a strategic corporate event, such as a merger or acquisition, where the Company is technically the surviving entity, but where other elements of a change of control are present, i.e. change in management team or board composition; (d) a transaction which the Board determines in its sole discretion to constitute a change in control of the Company; or (e) any capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, the time during which Options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event and such Options shall continue to be exercisable until the later of (i) twenty-four (24) months from the effective date of such event, or (ii) the time specified in the Option Agreement during which the Option is exercisable following an Optionee's termination of service; provided, however, that in no event shall the Option be exercisable after the expiration of its term.

12.
AMENDMENT OF THE PLAN.

12.1
Amendments.    The Board at any time, and from time to time, may amend the Plan. However, as provided in Section 11, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

12.1.1
Increase the number of shares reserved for Options under the Plan;

12.1.2
Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Sections 162(m) and 422 of the Code;

12.1.3
Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 or Nasdaq or other applicable securities exchange listing requirements;

12.1.4
Decrease the minimum exercise price set forth in paragraph 6.2; or

12.1.5
Remove the limitation provided in Section 7.

12.2
Compliance.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Plan and/or ISOs granted under it into compliance therewith.

12.3
Consent.    Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (a) the Company requests the consent of the person to whom the Option was granted and (b) such person consents in writing.

13.
TERMINATION OR SUSPENSION OF THE PLAN.

13.1
Termination.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, May 31, 2012. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

13.2
Rights and Obligations.    Any Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the Options.

14.
EFFECTIVE DATE OF PLAN. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company.

NPS PHARMACEUTICALS, INC.
550 HILLS DRIVE, 3RD FLOOR
BEDMINSTER, NJ 07921

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NPS Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NPS Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                        NPSPA1                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NPS PHARMACEUTICALS, INC.		For	Withhold	For All
		All	All	Except
Vote on Directors

1.	To elect seven (7) directors as set forth in the Proxy Statement:	☐	☐	☐

01) Michael W. Bonney
02) James G. Groninger
03) Donald E. Kuhla
04) Francois Nader
05) Rachel R. Selisker
06) Calvin R. Stiller
07) Peter G. Tombros

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Approve an amendment to the 1998 Stock Option Plan to extend the plan’s expiration to May 31, 2012.	☐	☐	☐

3.	To ratify the selection of KPMG LLP as independent registered public accounting firm of NPS for its fiscal year ending December 31, 2008.	☐	☐	☐

Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign, and mail this proxy card in the enclosed envelope.

	Yes	No		Yes	No

Please indicate if you plan to attend this meeting.	☐	☐	HOUSEHOLDING ELECTION - Please indicate if you	☐	☐
consent to receive certain future investor
communications in a single package per household.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned constitutes and appoints Francois Nader and Andrew Rackear (with full power to act alone), the lawful proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2008 Annual Meeting of Stockholders or any adjournment or postponement thereof. This meeting will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, N.J. 08807, on May 22, 2008 at 3:00 p.m., local time. This Proxy is given in accordance with the instructions indicated, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

This Proxy when properly executed will be voted as directed on the reverse side. If no direction is made, this Proxy will be voted FOR the election of the seven (7) directors, FOR the approval of the amendment to the 1998 Stock Incentive Plan to extend the plan’s expiration date to May 31, 2012, and FOR the ratification of the appointment of KPMG LLP as NPS’s independent registered public accounting firm for the 2008 fiscal year.

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT OF 1998 STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT(1)
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
2007 SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
OPTION EXERCISES AND STOCK VESTED IN 2007
2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
2007 DIRECTOR COMPENSATION
2007 DIRECTOR COMPENSATION TABLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
OTHER MATTERS
ANNEX A NPS PHARMACEUTICALS, INC. 1998 STOCK OPTION PLAN